INVESTMENT SAVINGS PLAN

FOR EMPLOYEES OF

KNIGHT-RIDDER, INC. AND CERTAIN SUBSIDIARIES

(As amended and restated through July 1, 2003)

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15.3 Disposition of Business or Subsidiary	60
15.4 Participating Employers	60
15.5 Action by the Company or Another Employer	61
15.6 Construction	61

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ARTICLE I

INTRODUCTION

          1.1     Company and Plan Name.  This Plan has been established by Knight-Ridder, Inc. (the “Company”) and is known as the “Investment Savings Plan for Employees of Knight-Ridder, Inc. and Certain Subsidiaries.”

          1.2     History.  Effective January 1, 1986, the Company established the “Investment Savings Plan for Employees of Knight-Ridder, Inc., Corporate Division” (the “Plan”).  Effective January 1, 1989, certain savings plans maintained by subsidiaries of the Company for their eligible employees were merged into the Plan (the Plan and such merged plans, as in effect immediately prior to January 1, 1989, are referred to individually as the “Pre-1989 Plan”), and the Plan was renamed the “Investment Savings Plan for Employees of Knight-Ridder, Inc. and Certain Subsidiaries.”  The Pre-1989 Plan was amended and restated through January 1, 1989.  The plan again was amended and restated to consolidate certain amendments and to comply with the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974, both as amended, including the requirements of the Uruguay Round Agreements Act, Uniformed Services Employment and Reemployment Act of 1994, Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Retirement Protection Act of 1998, the Community Renewal and Tax Relief Act of 2000 and the Economic Growth and Tax Relief and Reconciliation Act of 2001, generally effective January 1, 2001.  The Plan was amended twice after its January 1, 2001 restatement.  This document incorporates the two post-2001 amendments, and restates the Plan without further amendment.

          1.3     Rights of Former Employees.  Except as otherwise expressly provided, the rights of any employee of the Company or its participating subsidiaries who retires, dies or otherwise terminates employment before the effective date of a particular provision or the beneficiary of any such employee shall be determined solely under the terms of the Plan as in effect on the date of the employee's retirement, death or other termination of employment.

          1.4     Special Provisions.  The general provisions of the Plan are set forth in the following Articles.  Special provisions applicable to certain groups of Participants which add to or modify the provisions of the Plan are set forth separately in Appendices.  In the event of a conflict between the provisions of Appendices C, D or E and the other provisions of this Plan, the provisions of such Appendix shall govern.

ARTICLE II

DEFINITIONS

               When capitalized herein, the underlined terms set forth below shall have the meaning given to them in this Article II:

          2.1     Administrative Committee shall mean the committee appointed in accordance with Article XII to administer the Plan or the person or persons to whom the Administrative Committee has allocated or delegated in writing the authority to act in its place.

          2.2     Affiliated Company shall mean any corporation, partnership or other entity designated by the Management Committee, as listed in Appendix B hereto, which is not a member of the Controlled Group but (1) which owns, directly or indirectly, at least 50% of the voting stock of, or ownership interest in, the Employer; or (2) in which the Employer owns, directly or indirectly, at least 50% of the voting stock or ownership interest; or (3) of which at least 50% of the voting stock or ownership interest is owned directly or indirectly by a corporation, partnership or other entity described in (1).

          2.3     Affiliated Group shall mean the Company, all members of the Controlled Group and any Affiliated Companies.

          2.4     After-tax Savings shall mean an Employee contribution made to the Plan on an after-tax basis in accordance with Paragraph 4.1(2).

          2.5     After-tax Savings Accounts shall mean the Separate Account described in Paragraph 5.1(2).

          2.6     Beneficiary shall mean the person or persons entitled to receive benefits payable upon a Participant's  death in accordance with Paragraph 9.3.

          2.7     Benefit Commencement Date shall mean the first date for which an amount is paid to a Participant as an annuity or in any other form.

          2.8     Break-in-Service shall mean a period of one or more consecutive Computation Periods in each of which an Employee is not credited with at least one Hour of Service; provided,

however, that a Break-in-Service shall not include any Computation Period during which the Employee was on a Leave of Absence if the Employee returns to Employment immediately following the end of the Leave of Absence.  A Break-in-Service shall also not include any Computation Period during which an Employee was a member of a bargaining unit covered by a collective bargaining agreement signed by any member of the Affiliated Group which does not specifically provide for coverage in the Plan.  An Employee who is absent from work by reason of (i) the Employee's pregnancy; (ii) the birth of a child of the Employee; (iii) the placement of a child with the Employee for adoption by such Employee; or (iv) the care of such child immediately following such birth or adoption, shall not incur a Break-in-Service until after the end of the next Computation Period which begins after the initial date of such absence.

          2.9     Change Date shall mean the first day of each payroll period, and such other dates  as may be designated by the Administrative Committee.

          2.10   Code shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

          2.11   Company shall mean Knight-Ridder, Inc., a Florida corporation, or any successor legal entity.

          2.12   Compensation shall mean an Employee's basic annual compensation, overtime, commissions, bonuses, shift differentials, short-term sick or injury leave pay not paid through insurance, holiday pay, attendance pay, incentive pay, unused vacation accrued in a prior year and amounts not includable in gross income by reason of a deferral election made by the Employee under Code Section 125, 132(f)(4) or 401(k).

               However, Compensation shall not include income resulting from the grant, exercise or disposition of stock options or stock appreciation rights; expense reimbursements or allowances (including rental, automobile or housing reimbursements or allowances); relocation or moving expenses, allowances, incentives, bonuses or reimbursements (including cost-of-living adjustments); federal, state or local tax differentials; unused vacation pay accrued in the current year or the final year of Employment; Employer contributions to or payments from a  deferred compensation, savings or retirement plan (other than contributions made by reason of a  deferral election made by the Employee under Code Section 125, 132(f)(4) or 401(k)); severance or attrition pay; welfare, disability or other fringe benefits not specifically included as Compensation above; worker's compensation benefits; amounts not paid in cash; amounts which had been scheduled to be paid in a  subsequent year pursuant to an employment agreement with the Employer, payment of which is accelerated into a prior year in accordance with the terms of the agreement as the result of a change in the employment  relationship or some other contingent  event; or any other amounts not specifically included as  Compensation above.

               Compensation shall not exceed the adjusted $150,000 ($200,000 for Plan Years beginning and after January 1, 2002) limit of Code Section 401(a)(17) in effect for such year.  For Plan Years beginning before January 1, 1997, for purposes of the Code Section 401(a)(17) limitation, the family member rules of Code Section 414(q)(6) shall apply with respect to an Employee who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees, except that the term “family” shall include only the Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

          2.13   Computation Period shall mean, as applicable, the 12 consecutive month period used to determine Vesting Service or Years of Eligibility Service.  The Computation Period for Vesting Service shall be the calendar year.  The Computation Period for Years of Eligibility Service shall initially be the 12 consecutive month period beginning on the Employee's most recent Employment Commencement Date or Re-Employment Commencement Date; thereafter, the Computation Period shall be each calendar year commencing after the Employee's most recent Employment Commencement Date or Re-Employment Commencement Date.

          2.14   Controlled Group shall mean the Company and (1) any member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; (2) any trade or business which is under common control (as defined in Code Section 414(c)) with the Company; (3) any member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and (4) any other entity required to be aggregated with the Company under Code Section 414(o).

          2.15   Designation Date shall mean the date as of which an Affiliated Company is designated as such by the Management Committee, as set forth in Appendix B hereto.

          2.16   Early Retirement Date shall mean the first day of any month on or after which a Participant has attained age 55 and completed 10 years of Vesting Service.

          2.17   Eligible Employee shall mean any Employee of the Employer, except any person who is:

                    (1)     treated, or qualifies as, a Direct Seller for purposes of Code Section 3508,

                    (2)     a member of a bargaining unit covered by a  collective bargaining agreement which does not specifically provide for coverage in the Plan,

                    (3)     a non-resident alien,

                    (4)     a “leased employee” within the meaning of Code  Section 414(n), or

                    (5)     an individual who performs services for the Employer and does not receive an IRS Form W-2 from the Employer for the services rendered.

          2.18   Eligible Spouse shall mean the spouse of a Participant who is married to that Participant (under applicable state law) on the earlier of the Participant's date of death or Benefit Commencement Date, as applicable.

          2.19   Employee shall mean any person who is an employee or “leased employee”, within the meaning of Code Section 414(n), of any member of the Affiliated Group.  Notwithstanding the preceding sentence, leased employees shall not be deemed to be Employees if they do not constitute more than 20% of the non-highly compensated work force and they are covered by a plan described in Code Section 414(n)(5).

          2.20   Employer shall mean the Company and any member of the Controlled Group which has elected to participate in the Plan in accordance with Paragraph 15.4, and whose participation is continuing in effect, as set forth in Appendix A hereto.

          2.21   Employer Contribution Account shall mean the Separate Account described in Paragraph 5.1(4) and the Separate Account described in Paragraph 6.4.

          2.22   Employer Nonelective Contribution shall mean an Employer nonelective contribution made in accordance with Paragraph 4.3.

          2.23   Employer Matching Contribution shall mean an Employer contribution made with respect to a Participant's Savings in accordance with Paragraph 4.2.

          2.24   Employment shall mean employment of an Employee by any member of the Affiliated Group.

          2.25   Employment Commencement Date shall mean the date on which an Employee first performs an Hour of Service.

          2.26   Entry Date shall mean the first day of each payroll period, and such other dates as may be designated by the Administrative Committee.

          2.27   ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

          2.28   Fiduciary shall mean any person who (1) exercises discretionary authority or discretionary control over the management of the Plan or the disposition of Fund assets; (2) renders investment advice for a fee or other compensation, direct or indirect, with respect to the Fund or has any authority or responsibility to do so; or (3) has any discretionary authority or responsibility in the administration of the Plan.

          2.29   50% Joint and Survivor Annuity shall mean the annuity form of payment described in Paragraph 8.5(3).

          2.30   Fund shall mean the cash and other property held and administered by the Funding Agent in accordance with the provisions of the Fund Agreement and the Plan.

          2.31   Fund Agreement shall mean any insurance contract and/or trust agreement (whichever is applicable) between the Company and the Funding Agent, as amended from time to time.

          2.32   Funding Agent shall mean any insurance company and/or trustee which has been selected and accepted appointment to execute the duties stated in the Fund Agreement.

          2.33   Hour of Service shall mean:

                    (1)     Each hour for which an Employee is directly or  indirectly paid or entitled to payment for the performance of duties as an Employee.  These hours shall be credited to the Employee for the Computation Period or Periods during which the duties are performed;

                    (2)     Each hour for which an Employee is paid, or entitled to payment, as an Employee for reasons other than for the performance of duties (regardless of whether the Employee has terminated Employment), such as vacation, Leave of Absence, military leave, jury duty, lay-off, sickness or disability.  In applying this subparagraph (2):

                              (i)     Except for hours for which an Employee is paid, or entitled to payment, for an absence due to a Leave of Absence or short-term disability, sickness or illness, no more than 501 Hours of Service shall be credited on account of any single continuous period during which an Employee performs no duties (whether or not such period occurs in a single Computation Period);

                              (ii)    An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws;

                              (iii)   Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

                              (iv)   A payment shall be deemed to be made by or due from the Employer or any member of the Affiliated Group regardless of whether such payment is made by or due from the Employer or any member of the Affiliated Group directly, or indirectly through, among others, a trust, fund, or insurer, to which the Employer or any member of the Affiliated Group contributes or pays premiums.

                    These hours shall be credited to the Employee for the Computation Period or Periods for which the performance of duties is not required;

                    (3)     Each hour of Military Leave provided the Employee returns to Employment at a time when he has re-employment rights under federal law.  Hours shall be credited under this subparagraph (3) for the Computation Period or Periods during which the Military Leave occurs at the rate such Employee would normally be credited with Hours of Service; and

                    (4)     Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or any member of the Affiliated Group with respect to Employment.  Any such hours credited with respect to a period described in subparagraph (2) shall be subject to the limitations set forth in that subparagraph.  These hours shall be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment was made.

                    No more than one Hour of Service shall be credited for any single hour recognized under subparagraph (1), (2), (3) or (4) above.  An Employee for whom Hours of Service are not counted and recorded shall be credited with 45 Hours of Service for each week for which such Employee would be credited with an Hour of Service.  The Administrative Committee shall determine Hours of Service in accordance with such uniform rules, presumptions and procedures, as it shall adopt, consistent with Department of Labor regulation Section 2530.200b-2 (b) and (c), as amended from time to time.

          2.34   Individual Account shall mean collectively all of the Separate Accounts established and maintained by the Funding Agent with respect to each Participant in accordance with this Plan.

          2.35   Investment Committee shall mean the committee appointed in accordance with Article XII to exercise certain powers with respect to Fund investment.

          2.36   Investment Fund shall mean the Knight-Ridder Stock Fund and any of the other investment funds established under the Fund in accordance with Paragraph 5.2.

          2.37   Knight-Ridder Stock shall mean the common stock of Knight-Ridder, Inc.

          2.38   Knight-Ridder Stock Fund shall mean an Investment Fund maintained by the Funding Agent and invested primarily in shares of Knight-Ridder Stock in accordance with the terms of the Fund Agreement.

          2.39   Leave of Absence shall mean an absence from work granted to an Employee by the Employer or any member of the Affiliated Group in accordance with its standard personnel policies applied in a nondiscriminatory manner to all Employees similarly situated, and shall include any period of absence due to sickness, pregnancy, education or other reason, if such period and reason are approved by such Employer or member of the Affiliated Group.

          2.40   Management Committee shall mean the Management Committee of the board of directors of the Company.

          2.41    [Reserved]

          2.42    [Reserved]

          2.43   Matched Savings shall mean a Participant’s Savings for any payroll period not in excess of 6% of such Participant’s Compensation for such period.  Notwithstanding anything to the contrary in the immediately preceding sentence, Matched Savings with respect to a Participant who is a member of a collective bargaining unit shall mean a Participant’s Savings for any payroll period not in excess of such percentage (including no percentage), as required under the agreement between the Employer and the collective bargaining unit of which the Participant is a member, of such Participant’s Compensation for such period.  The provisions of any such collective bargaining agreement are reflected in Appendix E.  Matched Savings shall be deemed attributable first to Pre-tax Savings, to the extent of such Savings, and then to After-tax Savings.

          2.44   Military Leave shall mean a leave of absence from Employment for service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service.

          2.45   Named Fiduciary shall mean each Fiduciary specifically named in the Plan.

          2.46   Normal Retirement Age shall mean age 65.

          2.47   Participant shall mean an Eligible Employee who has enrolled to participate in the Plan and whose enrollment has become effective in accordance with Paragraph 3.2 or any other present or former Employee who has a Separate Account.

          2.48   Plan shall mean this plan, as amended from time to time, and any related Fund Agreement.

          2.49   Plan Year shall mean the 12-consecutive month period commencing on each January first.

          2.50   Pre-1989 Plan shall mean this Plan as maintained by the Company prior to January 1, 1989 and any other investment savings plan maintained by an Employer which was merged into this Plan effective January 1, 1989.

          2.51   Pre-tax Savings shall mean an Employer contribution made to the Plan on behalf of a Participant who has elected to have such amount contributed to the Plan in lieu of receiving such amount in cash in accordance with Paragraph 4.1(1).

          2.52   Pre-tax Savings Account shall mean the Separate Account described in Paragraph 5.1(1).

          2.53   Qualified Retirement Annuity shall mean the form of annuity payment described in Paragraph 8.4(2)(a).

          2.54   Recharacterized Savings shall mean a Participant’s Pre-tax Savings which have been recharacterized by the Participant as After-tax Savings in accordance with Paragraph 11.3(4).

          2.55   Re-Employment Commencement Date shall mean the first date following a Break-in-Service on which an Employee again performs an Hour of Service.

          2.56   Rollover Contribution shall mean, effective January 1, 2002, a rollover or transfer of an eligible rollover distribution from a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions; an annuity contract described in Code Section 403(b),  including after-tax employee contributions; or an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or an individual retirement account or annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income.  Rollover Contribution shall mean, effective for Plan Years beginning before January 1, 2002, an amount (1) which has been distributed from or is payable from another qualified retirement plan or an individual retirement account or annuity, (2) which under Code Section 402, 403 or 408 is eligible to be rolled over to this Plan, and (3) which is contributed or transferred to the Plan in accordance with Paragraph 4.3.

          2.57   Rollover Contribution Account shall mean the Separate Account described in Paragraph 5.1(5).

          2.58   Savings shall mean Pre-tax Savings and After-tax Savings.

          2.59   Separate Account shall mean each of the accounts established under the Plan with respect to a Participant pursuant to Paragraph 5.1 or Paragraph 6.4.  A Separate Account shall cease to exist when the dollar amount evidenced by such account is completely distributed (either through a lump sum distribution or the purchase of an annuity contract), forfeited or transferred to another plan.

          2.60   Single Life Annuity shall mean the annuity form of payment described in Paragraph 8.5(2).

          2.61   Spousal Consent shall mean the written consent of a Participant’s spouse to an election or designation by the Participant under the Plan.  Such consent shall acknowledge the effect of the Participant’s election or designation and shall be witnessed by a notary public Spousal Consent shall not be necessary if the Participant establishes to the satisfaction of the Administrative Committee that his spouse cannot be located or such other circumstances exist as the Administrative Committee may, in accordance with applicable regulations, deem appropriate to waive the requirement of Spousal Consent.  Spousal Consent, once given, may be revoked only with the consent of the Participant.

          2.62   Termination of Employment shall mean the cessation of an Employee’s Employment for any reason (whether voluntary or involuntary).  Before January 1, 2002, Termination of Employment means a “separation from service” within the meaning of Code Section 401(k)(2).

          2.63   Total and Permanent Disability shall mean with respect to any Participant, a determination has been made under the Employer’s long-term disability plan that the Participant is eligible for disability benefits or a determination has been made by the Administrative Committee that the Participant would be eligible for such benefits if he were covered by the Employer’s long-term disability plan.

          2.64    [Reserved]

          2.65    [Reserved]

          2.66   Valuation Date shall mean the last day of the Plan Year and such other dates as may be designated by the Administrative Committee.

          2.67   Vesting Service shall mean:

                    (1)     Any calendar years during which an Employee is credited with at least 1,000 Hours of Service; plus

                    (2)     Any periods of service prior to Employment as an Eligible Employee which is credited for vesting purposes under any qualified defined benefit plan maintained or contributed to by the Employer or any member of the Affiliated Group; plus

                    (3)     Any periods of service prior to Employment as an Employee with respect to which the Company, in its discretion, has granted credit for vesting purposes with respect to individuals who became Employees through an acquisition, merger, consolidation or any other similar transaction.

                    Notwithstanding the foregoing:

                              (i)     A Participant shall not be credited with more than one Year of Vesting Service for any calendar year;

                              (ii)     If a Participant who is not at least partially vested in his Employer Contribution Account incurs a Break-in-Service, all of his Vesting Service immediately prior to such Break-in-Service shall be disregarded upon re-Employment if:

                                        (a)     prior to January 1, 1985, he incurred a Break-in-Service equal to or greater than his Vesting Service immediately prior to such Break-in-Service; or

                                        (b)     after December 31, 1984, he incurs a Break-in-Service equal to or greater than the greater of 5-consecutive calendar years or his Vesting Service immediately prior to such Break-in-Service; and

                                        (c)     except to the extent otherwise provided by the Company, no Vesting Service shall be credited for periods of service with an Affiliated Company prior to its Designation Date.

          2.68   Year of Eligibility Service shall mean a Computation Period during which an Employee is credited with at least 1,000 Hours of Service.  Notwithstanding the foregoing:

                    (1)     If an Employee who is not at least partially vested in his Employer Contribution Account incurs a Break-in-Service, all of his Years of Eligibility Service immediately prior to such Break-in-Service shall be disregarded upon Re-Employment if:

                                        (a)     prior to January 1, 1985, he incurred a Break-in-Service equal to or greater than his Years of Eligibility Service immediately prior to such Break-in-Service; or

                                        (b)     after December 31, 1984, he incurs a Break-in-Service equal to or greater than the greater of 5-consecutive calendar years or his Years of Eligibility Service immediately prior to such Break-in-Service; and

                    (2)     Except to the extent otherwise provided by the Company, no Years of Eligibility Service shall be credited for periods of service with an Affiliated Company prior to its Designation Date.

ARTICLE III

ELIGIBILITY TO PARTICIPATE

          3.1     Eligibility for Participation.

                    (1)     Each Employee or former Employee who was a Participant in the Plan on December 31, 2000 shall continue to be a Participant in this Plan and each Employee who was eligible to participate in the Plan on January 1, 2001 shall continue to be eligible to participate in this Plan.

                    (2)     Except as provided in paragraphs 3.1(3) and Appendix E, each Eligible Employee (who is not a Participant or eligible to participate under (1) above) shall become eligible to participate on the Entry Date coinciding with or next following his completion of one Year of Eligibility Service, provided he is an Eligible Employee on such date.

                    (3)     Each Eligible Employee who makes a Rollover Contribution to the Plan of substantially all of an eligible rollover distribution as described in Section 2.56 before completing One Year of Eligibility Service shall become eligible to participate on the Entry Date coinciding with or next following the date of the Plan’s acceptance of the Rollover Contribution, provided he is an Eligible Employee on such date.

          3.2     Enrollment.

                    Each Eligible Employee may elect to become a Participant on any Entry Date coinciding with or following his satisfaction of the eligibility requirements of Paragraph 3.1 by executing the enrollment form prescribed for such purpose by the Administrative Committee and delivering such form to the Administrative Committee on or before the deadline established by the Committee.  Participation in the Plan shall be conditioned upon the Eligible Employee providing such information as may reasonably be required by the Administrative Committee for proper Plan administration (including a valid initial investment election with respect to Savings).  By becoming a Participant, the Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan.

          3.3     Effect of Termination of Employment.

                    An Employee who terminated Employment after becoming eligible to participate under Paragraph 3.1 shall again be eligible to participate as of the first payroll period following the date he returns to Employment, provided he is an Eligible Employee on such date and his prior Years of Eligibility Service have not been disregarded as a result of a Break-in-Service.  If the Employee’s prior Years of Eligibility Service are disregarded as a result of a Break-in-Service, he shall be treated as a new Employee.

          3.4     Transfer to Non-Eligible Employment.

                    In the event of the transfer of a Participant from Employment as an Eligible Employee to any other Employment (including Employment with another member of the Affiliated Group which is not an Employer or in a position covered by a collective bargaining agreement which does not specifically provide for coverage in the Plan), Savings by the Participant under the Plan shall be suspended.  However, the Participant’s Vesting Service while an Employee of any member of the Affiliated Group in any capacity shall be counted as Vesting Service under this Plan, and the Participant’s other rights and privileges under the Plan shall continue as if he were still an Eligible Employee of the Employer as long as he remains an Employee of any member of the Affiliated Group.

          3.5     Transfer to Eligible Employment.

                    Notwithstanding any other provision of the Plan to the contrary, in the event of the transfer of an Employee from Employment other than as an Eligible Employee (including Employment with another member of the Affiliated Group which is not an Employer or from a position covered by a collective bargaining agreement which does not specifically provide for coverage in the Plan) to Employment as an Eligible Employee, such Employee shall be eligible to participate in this Plan as of the first payroll period immediately following his transfer if he was a participant in a qualified defined contribution plan maintained by a member of the Affiliated Group or pursuant to a collective bargaining agreement.  If such Employee was not a participant in a qualified defined contribution plan maintained by a member of the Affiliated Group or pursuant to a collective bargaining agreement, he shall become eligible to participate in accordance with the provisions of Paragraphs 3.1 and 3.2.

          3.6     Acquisitions

                    Notwithstanding Paragraphs 3.1 and 3.2 above, individuals who became Employees through an acquisition, merger, consolidation or any other similar transaction may become eligible to participate as of a date prior to the date otherwise applicable under Paragraphs 3.1 and 3.2 if the Company, in its discretion, so provides.

ARTICLE IV

CONTRIBUTIONS

          4.1     Savings.

                    (1)     Pre-tax Savings.  Participant may elect to have a portion of his Compensation for each payroll period contributed to the Plan, through payroll deductions, as Pre-tax Savings.  Subject to the limitations of Article XI, the amount of a Participant’s Pre-tax Savings may be any whole percentage, not to exceed 50% (15% before January 1, 2002), of the Participant’s Compensation for each payroll period.

                    (2)     After-tax Savings.  A Participant may elect to have a portion of his Compensation for each payroll period contributed to the Plan, through payroll deductions, as After-tax Savings; provided, however, that a Participant who is a member of a collective bargaining unit is eligible to make an election pursuant to this section only if, and to the extent, permitted under the agreement between the Employer and the collective bargaining unit of which the Participant is a member, which agreement is incorporated by reference herein to the extent that it pertains to After-tax Savings.  The provisions of any such collective bargaining agreement are reflected in Appendix E.  Subject to the limitations of Article XI, the amount of a Participant’s After-tax Savings may be any whole percentage, not to exceed 20% (10% before January 1, 2002), of the Participant’s Compensation for each payroll period.

                    (3)     Savings Elections.

                              (i)     Initial Election.  A Participant may make separate elections as to the rate of his Pre-tax and After-tax Savings.  Any Participant election to make Pre-tax or After-tax Savings shall remain in effect until the Participant ceases to be an Eligible Employee or until the election is changed or revoked by the Participant.  Any election with respect to Savings shall be made on a form prescribed for such purpose by the Administrative Committee and in accordance with such rules as the Committee may prescribe.

                              (ii)     Change of Savings Election.  A Participant may elect to change the rate of his Pre-tax Savings or his After-tax Savings effective as of any Change Date provided he files the appropriate form with the Administrative Committee on or before the deadline established by the Administrative Committee for such election.

                              (iii)     Revocation of Savings Election.  A Participant may revoke an election to make Pre-tax Savings or After-tax Savings at any time, provided he files the appropriate form with the Administrative Committee on or before the deadline established by the Committee for such election. A Participant who revokes his election to make Pre-tax Savings or After-tax Savings shall be ineligible to resume making Pre-tax Savings or After-tax Savings, whichever is applicable, until the first Change Date following the date his cancellation election is filed with the Administrative Committee.

          4.2     Employer Matching Contributions.

                    An Employer Matching Contribution shall be made by the Company on behalf of each of its Eligible Employees who is a Participant in an amount equal to 50% of that Participant’s Matched Savings for each payroll period, subject to the limitations of Article XI.  Notwithstanding anything to the contrary in the immediately preceding sentence, an Employer Matching Contribution may be made on behalf of each Participant who is a member of a collective bargaining unit in such percentage (including no percentage) of the Participant’s Matched Savings for each payroll period as is required under the agreement between the Employer and the collective bargaining unit of which the Participant is a member.  Any such collective bargaining agreement is incorporated by reference to the extent that it pertains to Employer Matching Contributions.  The provisions of any such collective bargaining agreement are reflected in Appendix E.

          4.3     Employer Nonelective Contribution.

                    An Employer Nonelective Contribution may be made by the Employer on behalf of each Participant who is a member of a collective bargaining unit in such amount (including no amount) as is required under the agreement between the Employer and the collective bargaining unit of which the Participant is a member, which agreement is incorporated herein by reference to the extent that it pertains to Employer Nonelective Contributions.  Any such Employer Nonelective Contribution shall be allocated as of the last day of the Plan Year to the Employer Nonelective Contribution Accounts of the Participants entitled to share in the allocation of such contribution pursuant to their respective collective bargaining agreements.  The provisions of any such collective bargaining agreement are reflected in Appendix E.

          4.4     Rollover Contributions.

                    Subject to such terms and conditions as may be established from time to time by the Administrative Committee, an Eligible Employee may make a Rollover Contribution in cash or such other property as may be acceptable to the Administrative Committee. The Administrative Committee may condition acceptance of a contribution intended to be a Rollover Contribution upon receipt of such documentation (including a certification from the Employee) as it may require to determine that such contribution is permitted under the Code.  If an Eligible Employee who makes a Rollover Contribution is not a Participant, then he shall become a Participant on that date and shall be eligible to make Savings after he has enrolled in the Plan in accordance with Article III.  No Employer Matching Contribution shall be made with respect to a Rollover Contribution.

          4.5     Timing of Contributions.

                    Savings, Employer Matching Contributions and Rollover Contributions for any month shall be transferred to the Funding Agent as soon as practicable after the end of the month.  Employer Nonelective Contributions for any Plan Year shall be transferred to the Funding Agent not later than the due date (including extensions) prescribed by law for filing the Employer’s federal income tax return for the Employer’s taxable year for which the contribution is claimed as an income tax deduction.

          4.6     Employer Contributions Not Conditioned on Profits.

                    All Employer contributions under the Plan (including Pre-tax Savings) may be made without regard to current or accumulated earnings or profits of the Employer.  The Plan shall, however, continue to be designated as a profit sharing plan for purposes of the Code.

          4.7     Employer Contributions Conditioned on Deductibility.

                    All Employer contributions made under the Plan (including Pre-tax Savings) are hereby made upon the condition that they are currently deductible under Code Section 404; provided,

however, that no contributions shall be returned to the Employer except as provided in Paragraph 13.2.

ARTICLE V

ACCOUNTS AND INVESTMENTS

          5.1     Establishment of Individual Account.

                    With respect to each Participant, the Funding Agent shall maintain an Individual Account in the name of the Participant to record the following Separate Accounts:

                    (1)     Pre-tax Savings Account.  Any Pre-tax Savings and Recharacterized Savings by the Participant and the earnings, losses and expenses attributable thereto.

                    (2)     After-tax Savings Account.  Any After-tax Savings by the Participant and the earnings, losses and expenses attributable thereto.

                    (3)     [Reserved]

                    (4)     Employer Contribution Account.   Any Employer Matching Contributions and Employer Nonelective Contributions on behalf of the Participant and the earnings, losses and expenses attributable thereto.

                    (5)     Rollover Contribution Account.  Any Rollover Contributions by the Participant and the earnings, losses and expenses attributable thereto.

                    (6)     Other Accounts.  Any other accounts or subaccounts as the Administrative Committee may from time to time deem appropriate.

                    The maintenance of accounts under this Paragraph 5.1 is for accounting purposes only and a segregation of assets of the Fund to each account shall not be required.  Any distribution, withdrawal or loan shall be charged to the appropriate Separate Account of the Participant as of the date of the distribution, withdrawal or loan.

          5.2     Investment Funds.

                    (1)     The Trust Fund shall consist of the Knight-Ridder Stock Fund and such additional Investment Funds as may be established from time to time by the Investment Committee.

                    (2)     Savings and Rollover Contributions and the amounts in a Participant’s Separate Accounts, other than his Employer Contribution Account, shall be invested and reinvested

among the Investment Funds, as directed by the Participant or, if the Participant is deceased, the Participant’s Beneficiary.   Any such investment directions by a Participant or Beneficiary shall be subject to the terms of the Funding Agreement and such rules and procedures as may be established by the Administrative Committee from time to time (including, but not limited to, any restrictions which may be imposed on transfers between Investment Funds), and shall continue in effect until changed by the Participant or Beneficiary.

                    (3)     Employer Matching Contributions and Employer Nonelective Contributions shall be invested in the Knight-Ridder Stock Fund at the time such contributions are made.  At any time thereafter, the Participant or, if the Participant is deceased, the Participant’s Beneficiary, may exchange such investment for any combination of Investment Funds.  Any such exchange shall be subject to the terms of the Funding Agreement and such rules and procedures as may be established by the Administrative Committee or the Investment Committee from time to time (including, but not limited to, any restrictions that may be imposed on transfers between Investment Funds).  The investment of any Employer Matching Contributions and Employer Nonelective Contributions so exchanged shall continue in effect until again exchanged by the Participant or Beneficiary.

                    (4)     Notwithstanding any provision of this Plan to the contrary, the Administrative Committee may establish such rules restricting the investment choices and transfers or exchanges of officers and directors of the Company or any member of the Affiliated Group to the extent the Administrative Committee deems necessary or appropriate to assure that Plan transactions satisfy the conditions for exemption set forth in Securities and Exchange Commission Rule 16b-3 (or any successor regulation).

                    (5)     Notwithstanding anything to the contrary in this section, contributions made on behalf of a Participant who is a member of a collective bargaining unit shall be invested and reinvested in accordance with the agreement between the Employer and the collective bargaining unit of which the Participant is a member.  Any such agreement is incorporated herein by reference to the extent that it pertains to the investment of contributions, and is reflected in Appendix E.  If the collective bargaining agreement is silent as to investment of contributions, contributions shall be invested and reinvested as set forth in this section.

          5.3     Valuation.

                    The assets of each Investment Fund shall be valued by the Funding Agent as of each Valuation Date on the basis of its fair market value.   In determining fair market value, Knight-Ridder Stock shall be valued at the closing price as reported for the New York Stock Exchange Composite Index for the Valuation Date.

          5.4     Individual Account Statement.

                    At least once each year, the Funding Agent shall deliver to each Participant or, where appropriate, the Participant’s Beneficiary, an Individual Account statement for that Participant or Beneficiary which shows for each Separate Account the activity since the prior statement date and the then market value of each Separate Account as of the current statement date and any other information in accordance with such procedures as the Administrative Committee may deem appropriate.  If an error or omission is discovered in a Participant’s Separate Account, the Funding Agent shall make such adjustments as are necessary to remedy such error or omission.

          5.5     Voting; Tender.

                    The Funding Agent shall deliver, or cause to be executed and delivered, to each Participant (or to the Beneficiary of the Participant, if the Participant is deceased) all notices, prospectuses, financial statements, proxies, proxy soliciting materials and tender offers received by the Funding Agent relating to securities held by the Fund for the account of such Participant or Beneficiary.  The Funding Agent shall vote or tender any securities held by the Fund only upon and in accordance with the written instructions of the Participant (or the Beneficiary of the Participant, if the Participant is deceased) to whose account such securities are allocated.  The Funding Agent shall vote shares of Knight-Ridder Stock as to which it has not received instructions in the same proportion as it votes shares as to which instructions from Participants and Beneficiaries have been received, and the Funding Agent shall have no discretion in such matter.

ARTICLE VI

VESTING

          6.1     Savings and Rollover Contributions.

                    A Participant shall at all times have a 100% vested interest in the balance of his Pre-tax Savings Account, his After-tax Savings Accounts and his Rollover Contribution Account.

          6.2     Employer Matching Contributions and Employer Nonelective Contributions.

                    A Participant who is an Employee on or after his Normal Retirement Age or who dies or incurs a Total and Permanent Disability while an Employee shall be 100% vested in his Employer Contribution Account.  The vested percentage of any other Participant in his Employer Contribution Account shall be determined as follows:

Years of Vesting Service	Vested Percentage of Employer contribution Account

Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 or more years	100%

                    The Matching Contribution Account and Nonelective Contribution Account of a Participant who is a member of a collective bargaining unit shall vest in accordance with the agreement between the Employer and the collective bargaining unit of which the Participant is a member, which agreement is incorporated herein by reference to the extent that it pertains to vesting.  The provisions of any such collective bargaining agreement are reflected in Appendix E.  If the collective bargaining agreement is silent as to vesting, the Participant shall vest in accordance with this Section 6.2.

          6.3     Forfeitures.

                    The nonvested portion of a terminated Participant’s Employer Contribution Account shall be forfeited as of the earlier of (a) the distribution (or deemed distribution under Paragraph 8.6) of the vested portion of his Employer Contribution Account, or (b) a Break-in-Service of 5-

consecutive calendar years.  Forfeitures shall be applied first to restore account balances under Paragraphs 6.4 and 12.9, and then to reduce Employer contributions under the Plan.

          6.4     Re-Employment of Non-Vested or Partially Vested Participant.

                    (1)     Re-Employment After Distribution.

                              (i)     If a Participant terminated Employment at a time when he was less than 100% vested in his Employer Contribution Account, received a distribution of the vested portion of his Employer Contribution Account (or was deemed to have received a distribution of his interest in such Account under Paragraph 8.6), and then resumes Employment as an Eligible Employee before incurring a Break-in-Service of 5-consecutive calendar years, the amount previously forfeited (unadjusted for gains or losses) shall be restored no later than the end of the Plan Year following the Plan Year in which the Employee again becomes an Eligible Employee from amounts forfeited by other Participants and, if necessary, an additional Employer contribution.

                              (ii)     If such a Participant was partially vested, then the Funding Agent shall establish on behalf of the Participant a separate Employer Contribution Account B to receive the restored forfeiture amount and a separate Employer Contribution Account A to receive any Employer Matching Contributions or Employer Nonelective Contributions made on the Participant’s behalf after the date of his Re-Employment.  Employer Contribution Accounts A and B shall be separately maintained for such a Participant until he is 100% vested (as determined under Paragraph 6.2) in his Employer Contribution Accounts A and B, at which time the Accounts shall be merged into one Employer Contribution Account.  The vested portion of a Participant’s Employer Contribution Account B upon a second Termination of Employment prior to such a merger of Employer Contribution Accounts A and B shall be determined in accordance with the following formula: P(AB + (R x D)) - (R x D), where P is the vested percentage at the second Termination of Employment, AB is the account balance at the second Termination of Employment; R is the ratio of the account balance at the second Termination of Employment to the account balance after the prior distribution; and D is the amount of the prior distribution.

                              (iii)     Re-Employment Prior to Distribution.  If a Participant who was partially vested (but not 100% vested) in his Employer Contribution Account upon a Termination of Employment resumes Employment as an Eligible Employee after a Break-in-Service of 5-

consecutive calendar years and before a distribution of the vested portion of his Employer Contribution Account, then a separate Employer Contribution Account B shall be established to hold his prior vested account balance and an Employer Contribution Account A shall be established to receive any Employer Matching Contributions or Employer Nonelective Contributions made on his behalf after his Re-Employment.  Vesting Service after such re-employment shall be disregarded in determining the Participant’s vested portion of his Employer Contribution Account B.

ARTICLE VII

LOANS AND IN-SERVICE WITHDRAWALS

          7.1     Loans.

                    (1)     A Participant or Beneficiary who is a “party in interest”, within the meaning of ERISA Section 3(14), with respect to the Plan may borrow from his Individual Account in accordance with the provisions of this Paragraph 7.1 and such procedures as may be established by the Administrative Committee from time to time, which procedures are incorporated herein by reference.  Any request for such a loan must be made on a form prescribed for such purpose by the Administrative Committee and must be for a loan in an amount which is not in excess of the lesser of

                              (i)     $50,000 reduced by the highest outstanding balance of all other loans of the borrower from the Plan or any other qualified retirement plan maintained by the Employer or any member of the Controlled Group during the one year period ending on the day before the date on which the loan is made, or

                              (ii)    50% of the vested portion of the borrower’s Individual Account.

                     (2)     Loans shall be made available on a reasonably equivalent basis, except that the Administrative Committee may make reasonable distinctions based upon creditworthiness, other obligations of the borrower and the ability to repay the loan through payroll deductions.

                    (3)     If approved, each loan shall comply with the following conditions:

                              (i)     The loan shall be evidenced by a promissory note.

                              (ii)    Interest shall be payable on the unpaid balance of the loan at a reasonable rate determined by the Administrative Committee.

                              (iii)   The term of the loan shall not exceed 5 years, unless the proceeds of the loan are used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the Participant’s principal residence.

                              (iv)   The loan, by its terms, shall require substantially level amortization of repayments to be made not less frequently than quarterly, except that (i) repayment of the loan may be suspended for a period of up to one year in the case of an Employee on an unpaid Leave of Absence, (ii) the loan may be prepaid, and (iii) the loan may be accelerated in the event of default.

                              (v)    The loan shall be secured by up to 50% of the borrower’s vested interest in the balance of his Individual Account.

                    (4)     Any loan from the Plan shall be an investment of, and shall be charged solely against, the Individual Account of the borrower.  Principal and interest payments with respect to the loan shall be credited solely to the Individual Account of the borrower, and any loss caused by nonpayment or other default on a borrower’s loan obligation shall be borne solely by the borrower’s Individual Account.

                    (5)     Any distribution of a Participant’s Individual Account following the Participant’s Termination of Employment or death shall be reduced by the amount of any then outstanding loan balance, unless, in accordance with procedures established by the Administrative Committee, the entire unpaid balance of the loan is timely repaid.

                    (6)     In the event of a default by a Participant, reduction of the outstanding balance of a loan from his Individual Account will not occur until there is a distributable event under the terms of the Plan.

          7.2     In-Service Withdrawals.

                    (1)     Hardship Withdrawal of Pre-tax Savings or Rollover Contributions.  Subject to Paragraph 7.2(5), a Participant who is an Employee may withdraw all or a portion of his Pre-tax Savings, Recharacterized Savings, and Rollover Contributions (in each case, without earnings) on account of a financial hardship if the Administrative Committee determines that the withdrawal will meet the requirements of subparagraphs (a) through (e) below:

                              (i)     The withdrawal is on account of:

                                        (a)     Medical expenses (described in Code Section 213(d)) of the Employee, the Employee’s spouse, or any dependents of the Employee (as defined in Code Section 152) which cannot be reimbursed through insurance or an employer plan;

                                        (b)     Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

                                        (c)     Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s spouse, children or dependents (as defined in Code Section 152(d));

                                        (d)     Payments necessary to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee’s principal residence;

                                        (e)     The funeral expenses of a family member of the Participant or the Participant’s spouse;

                              (ii)    The inability of the Participant to pay current living expenses as a result of an unforeseen change in family circumstances.  For this purpose, a change in family circumstances shall mean divorce, the death of the Employee’s spouse, the involuntary termination of employment of the Employee’s spouse, or an involuntary change of employment status (e.g., demotion or reduction in hours) of the Employee or the Employee’s spouse.  Hardship withdrawals shall not be allowed on account of a change in family circumstances unless the Employee furnishes such proof as the Administrative Committee may require that the Employee cannot meet his reasonable living expenses, including but not limited to bills and/or an itemized list of debts and expenses and a sworn statement by the Participant that such hardship cannot be met through the liquidation of the assets of the Employee and his spouse, to the extent such liquidation would not itself cause a hardship; or

                              (iii)   Such other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, deems to be immediate and heavy.

                              (iv)   The amount of the withdrawal will not exceed the lesser of (i) the amount necessary to meet the Employee’s event of financial hardship, plus any amount which the

Administrative Committee determines is necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal; or (ii) the total amount of the Participant’s Pre-tax Savings, Recharacterized Savings and Rollover Contributions (in each case, without earnings) as of the date of withdrawal, reduced by the amount of any prior withdrawals under this Paragraph 7.2(1);

                              (v)     The Employee has obtained all withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under this Plan and all other plans maintained by the Employer;

                              (vi)    Elective contributions and employee contributions under this Plan and all other qualified and nonqualified deferred compensation plans maintained by the Employer shall be suspended for at least 12 months after receipt of the hardship withdrawal (six months for distributions occurring after December 31, 2001).  For this purpose, the phrase “qualified and nonqualified deferred compensation plans” includes stock option, stock purchase and similar plans, and cash or deferred arrangements under a cafeteria plan, within the meaning of Code Section 125, but does not include health or welfare benefit plans; and

                              (vii)   The Employee’s elective contributions under this Plan and all other plans maintained by the Employer for the taxable year immediately following the taxable year of the hardship withdrawal will not exceed the amount equal to the excess of the applicable limits under Code Sections 402(g) and 414(v) for such immediately following taxable year less the amount of such Employee’s elective contributions for the taxable year of the hardship withdrawal.

                    (2)     Voluntary Withdrawal from Pre-tax Savings Account or Rollover Account.  Subject to Paragraph 7.2(5), a Participant who is an Employee and has reached age 59-1/2 may withdraw (without penalty) a specific dollar amount from his Pre-tax Savings Account or Rollover Account which shall be at least $500 or the total balance of such Separate Account, if less.

                    (3)     Voluntary Withdrawal from After-tax Savings Account.  Subject to Paragraph 7.2(5), a Participant who is an Employee may withdraw (without penalty) a specific dollar amount from his After-tax Savings Account which shall be at least $500 or the balance in his After-tax Savings Account, if less.

                    (4)     [Reserved]

                    (5)     Withdrawal Procedures.  Except for withdrawals on account of financial hardship under Paragraph 7.2(1), which may be made at any time, withdrawals may be made no more frequently than once each calendar quarter.  A request for a withdrawal under this Paragraph 7.2 must be made within the 90-day period preceding the date of the withdrawal on the form prescribed for such purpose by the Administrative Committee and in accordance with such procedures as may be established by the Committee from time to time.  If a withdrawal request is approved by the Administrative Committee, the Administrative Committee shall direct the Funding Agent to distribute the withdrawal amount, and such withdrawal shall be made in a lump sum cash payment, except that the Participant may elect to receive all or part of the whole shares of Knight-Ridder Stock represented by the vested portion of his Account that is invested in the Knight-Ridder Stock Fund.  Withdrawals from each Separate Account shall be taken from the Investment Fund or Funds on a pro-rata basis.

ARTICLE VIII

DISTRIBUTION UPON RETIREMENT,
DISABILITY OR TERMINATION OF EMPLOYMENT

          8.1     Normal Retirement.

                    A Participant who has a Termination of Employment on or after his Normal Retirement Age shall receive a complete distribution of his Individual Account as soon as practicable following the date of his Termination of Employment.  Partial distributions of a Participant’s Individual Account shall not be permitted.  Distribution shall be made in the form of payment determined under Paragraph 8.4.

          8.2     Disability.

                    A Participant who incurs a Total and Permanent Disability while an Employee may elect to receive a complete distribution of his Individual Account.  Any such election to receive distribution prior to Normal Retirement Age shall be made within the 90-day period preceding the Participant’s Benefit Commencement Date on a form prescribed for such purpose by the Administrative Committee.  Partial distributions of a Participant’s Individual Account shall not be permitted.  Distribution shall be made in the form of payment determined under Paragraph 8.4.

          8.3     Termination of Employment.

                    (1)     A Participant who has a Termination of Employment for any reason other than death prior to Normal Retirement Age:

                              (i)     may elect on or after January 1, 2002,  to receive a complete distribution of the vested portion of his Individual Account as of any date which is not later than the date he attains his Normal Retirement Age; and

                              (ii)     before January 1, 2002, shall be entitled to receive a complete distribution of the vested portion of his Individual Account at Normal Retirement Age; provided that the Participant may elect within the 90 day period following his Termination of Employment or, if applicable, at any time after his Early Retirement Date may elect to receive a complete distribution of the vested portion of his Individual Account as of any date which is not more than 90 days after the date he files such election with the Administrative Committee.

Any such election to receive distribution prior to Normal Retirement Age must be made on the form prescribed for such purpose by the Administrative Committee.  Partial distributions of the vested portion of a Participant’s Individual Account shall not be permitted.  Distribution shall be made in the form of payment determined under Paragraph 8.4.

                    (2)     Within the period beginning 90 days before and ending 30 days before a Participant’s Benefit Commencement Date, the Participant shall be provided with a general written explanation of the Participant’s right to defer distribution until Normal Retirement Age, and the Participant’s right to a period of at least 30 days to consider the timing and form of distribution.  Upon written request, the Participant shall be provided with a written explanation of the material features and relative values of the available forms of distribution.  Notwithstanding anything in this section to the contrary, effective for Plan Years beginning on and after January 1, 1997, a Participant may waive the 30-day notice period, provided that benefits may not commence earlier than seven days after any such waiver.

          8.4     Form of Distribution.

                    (1)     Normal Form of Distribution After December 31, 2002.  Distribution to a Participant who has incurred a Total and Permanent Disability or terminated Employment shall be made in a lump sum cash payment, except that the participant may elect to receive whole shares of

Knight Ridder Stock represented by the vested portion of his Account that is invested in the Knight Ridder Stock Fund.

                    (2)     Normal Form of Distribution Before January 1, 2003.  Distribution to a Participant who has incurred a Total and Permanent Disability or terminated Employment shall be made in a lump sum cash payment unless the Participant elects an optional form of distribution available under Paragraph 8.5.  If a Participant elects an annuity form of distribution, any election of an optional form of benefit must comply with Subparagraph (3).

                    (3)     Election of Annuity Form of Distribution Before January 1, 2003.

                              (i)     if a Participant at any time elects to receive distribution of the vested portion of his Individual Account in the form of an annuity, the Participant’s distribution shall be payable to the Participant:

                                        (a)     if the Participant is married, in the form of a 50% Joint and Survivor Annuity with the Eligible Spouse as survivor annuitant, and

                                        (b)     if the Participant is not married, in the form of a Single Life Annuity (the “Qualified Retirement Annuity”), unless the Participant elects another form of payment in accordance with this Subparagraph 8.4(2).

                                        (ii)    Within the period beginning 90 days before and ending 30 days before the Participant’s Benefit Commencement Date, a Participant described in (a) above shall be provided with a written explanation of (i) the terms and conditions of the Qualified Retirement Annuity; (ii) the Participant’s right to make, and the effect of, an election not to receive distribution in the form of a Qualified Retirement Annuity; (iii) the Participant’s right to make, and the effect of, a revocation of such election; and (iv) the rights of the Participant’s Eligible Spouse under this Subparagraph.

                                        (iii)   During the 90-day period preceding his Benefit Commencement Date, a Participant described in (a) above may elect to receive his distribution under one of the optional forms of distribution available under Paragraph 8.5 in lieu of the Qualified Retirement Annuity.  Any such election must be made on the form prescribed by the Administrative Committee for such purpose and must be made with Spousal Consent to both the form of payment and, if applicable, the survivor annuitant.

                                        (iv)   An election of an optional form of distribution made under this Subparagraph 8.4(3) may be revoked by the Participant at any time prior to the Participant’s Benefit Commencement Date by filing a written revocation with the Administrative Committee.  Upon any such revocation, the Participant’s distribution shall be payable in the form of a Qualified Retirement Annuity unless the Participant makes another election of an optional form of distribution in accordance with this Paragraph 8.4(3).

          8.5     Optional Forms of Distribution Before January 1, 2003.

                    Subject to the requirements of Paragraph 8.4 and before January 1, 2003, a Participant may elect to receive all or any part of his distribution in one or more of the following forms in lieu of the normal form of distribution provided under Paragraph 8.4:

                    (1)     lump sum distribution paid in cash, except that the Participant may elect to receive all or part of the whole shares of Knight-Ridder Stock represented by the vested portion of his Employer Contribution Account;

                    (2)     Single Life Annuity - an annuity contract purchased from an insurance company with the amount of the Participant’s distribution which provides monthly benefits for the Participant’s lifetime; or

                    (3)     50% Joint and Survivor Annuity - an annuity contract purchased from an insurance company with the amount of the Participant’s distribution which provides monthly benefits for the Participant’s lifetime and then provides monthly benefits for the lifetime of the survivor annuitant designated by the Participant, if surviving, for the survivor annuitant’s lifetime in an amount equal to 50% of the monthly benefit which was payable to the Participant.

                    Any annuity contract distributed under the Plan shall be non-transferable and shall comply with the terms of the Plan.

          8.6     Optional Forms Under Merged Plans.

                    The merger of any plan with and into this Plan shall be deemed an amendment of the merged plan such that any optional forms of benefit payment that may have been available under the merged plan are eliminated, with the exception of a lump sum payment.  The amendment of any such merged plan shall not apply with respect to any distribution with an annuity starting date that is earlier than the earlier of: (a) the 90th day after the date the Participant has been furnished a summary that reflects the amendment and that satisfies the requirements of Department of Labor Regulations Section 2520.104b-3 (relating to a summary of material modification), or (b) the first day of the second Plan Year following the Plan Year in which the deemed amendment occurs.

          8.7     Cash Outs.

                    Notwithstanding any provision of this Plan to the contrary, in the event a Participant terminates Employment and the vested portion of his Individual Account does not exceed $5,000, then such amount shall be paid to the Participant in a lump sum cash distribution as soon as practicable following the Participant’s Termination of Employment.  Solely for this purpose, a Participant who is 0% vested in his Employer Contribution Account upon his Termination of Employment (and thus is not entitled to a distribution from such Account) shall be deemed to have received a complete distribution of his interest in such Account.  Effective January 1, 2003, for purposes of determining whether the value of a Participant’s vested Account exceeds $5,000, that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code will be disregarded.

          8.8     Direct Rollovers.

                    (1)     A Participant or a Beneficiary who is the surviving spouse of a Participant may elect to have all or a portion of any amount payable to him from the Plan which is an “eligible rollover distribution” (as defined in Subparagraph (2) below) transferred directly to an “eligible retirement plan” (as defined in Subparagraph (2) below).  Any such election shall be made in accordance with such uniform rules and procedures as the Administrative Committee may prescribe from time to time as to the time and manner of the election in accordance with Code Section 401(a)(31).

                    (2)     For purposes of this Paragraph 8.8:

                              (i)     “Eligible rollover distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee except: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9);  (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (iv) effective for distributions occurring on and after January 1, 1999, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); or (v) effective for distributions occurring on or after January 1, 2002, any hardship distribution, regardless of whether it is described in Code Section 401(k)(2)(B)(i)(IV).

                              Also effective for distributions occurring on or after January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of the distribution that is not so includible.

                              (ii)     “Eligible Retirement Plan” means, effective January 1, 2002, an individual retirement account described in Code Section 408(a) an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b) or an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan also shall apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

                              For Plan Years beginning before January 1, 2002, Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), and annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Participant’s Eligible Rollover

Distribution.  However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

ARTICLE IX

DEATH OF PARTICIPANT

          9.1     Benefit Payable.

                    The entire vested portion of the Individual Account of a Participant who dies prior to his Benefit Commencement Date shall be distributed to the Participant’s Beneficiary as soon as practicable following the Participant’s death in accordance with Paragraph 9.2.

          9.2     Form of Payment.

                    (1)     Benefits Payable After December 31, 2002.  Distribution to a Participant’s Beneficiary shall be made in a lump sum cash distribution.

                    (2)     Benefits Payable Before January 1, 2003.  Distribution to a Participant’s Beneficiary shall be made in a lump sum cash distribution unless the Beneficiary elects to receive the distribution in any of the optional forms of payment, other than the 50% Joint and Survivor Annuity, which would have been available to the Participant under Article VIII.

                    (3)     Spouse’s Rollover Rights.  To the extent permitted by Paragraph 8.7, a Beneficiary who is the surviving spouse of a Participant may elect a direct rollover of all or part of a distribution payable from the Plan.

          9.3     Beneficiary.

                     (1)     Subject to Subparagraph (2) below, a Participant may designate one or more individuals or trusts or his estate as his Beneficiary.  A Beneficiary designation shall be effective only when filed by the Participant with the Administrative Committee on the appropriate form prescribed by the Committee, and shall revoke all prior designations.  If no valid designation is in effect at the time of the death of the Participant, or if the designated Beneficiary shall not survive the Participant, the Beneficiary shall be the Participant’s surviving Eligible Spouse, or if none, the Beneficiary shall be the Participant’s surviving lineal descendants in equal shares, per stirpes, or if none, the Beneficiary shall be the Participant’s surviving parents in equal shares, or if none, the Beneficiary shall be the Participant’s estate.  For this purpose, if the Participant and his designated

Beneficiary or spouse die simultaneously or if there is not sufficient evidence to establish who died first, the Participant shall be deemed to have survived the designated Beneficiary or spouse.  If a married Participant designates his or her spouse as Beneficiary under the Plan, and the Participant and that individual subsequently divorce, the Beneficiary designation shall become null and void as to the former spouse as of the date of divorce.  If the Participant dies without filing a new Beneficiary designation form, any benefits payable on account of the Participant’s death will be paid as if the spouse pre-deceased the Participant.

                    (2)     Notwithstanding Subparagraph (1) above, if the Participant has an Eligible Spouse, the Eligible Spouse shall be the Participant’s Beneficiary if the Eligible Spouse survives the Participant unless Spousal Consent has been given by the Eligible Spouse to the designation of someone other than the Eligible Spouse as a Beneficiary.  The Participant’s designation and Spousal Consent thereto shall specifically identify the Beneficiary (including any class of Beneficiaries or contingent Beneficiaries) to receive benefits hereunder.

          9.4     Death Before January 1, 2003 and After Participant’s Election of Annuity.  Notwithstanding any provision of this Article IX to the contrary or any prior designation of Beneficiary, if a married Participant dies before January 1, 2003 and after electing an annuity form of payment under Article VIII, but before his Benefit Commencement Date, his surviving Eligible Spouse shall be his Beneficiary unless the Participant, after electing the annuity form of payment, designated someone other than his Eligible Spouse as his Beneficiary in accordance with Paragraph 9.3.  Any distribution to a surviving Eligible Spouse under this Paragraph shall be made as soon as practicable following the Participant’s death; provided, however, that distribution shall not be made prior to the date the Participant would have attained Normal Retirement Age without the Eligible Spouse’s written consent.  Any such distribution shall be made to the Eligible Spouse in the form of a Single Life Annuity unless the Eligible Spouse elects to receive the distribution in any one of the optional forms of payment, other than the 50% Joint and Survivor Annuity, which would have been available to the Participant under Article VIII.

          9.5     Cash Outs.

                    Notwithstanding any provision of this Plan to the contrary, if the amount payable to a Beneficiary under this Article IX does not exceed $5,000, then it shall be paid to the Beneficiary as soon as practicable after the Participant’s death in a lump sum cash distribution.

          9.6     Required Commencement Date.

                    If a Participant dies before distribution of the vested portion of his Individual Account has commenced, the entire vested Individual Account of such Participant must be distributed within 5 years after the Participant’s death, except to the extent an election is timely made by the Participant’s Beneficiary before January 1, 2003 to receive benefits in the form of a Single Life Annuity commencing not later than one year after the Participant’s death (or, if the Beneficiary is the Participant’s Eligible Spouse, commencing not later than the date on which the Participant would have attained Normal Retirement Age, if later).

ARTICLE X

REQUIRED COMMENCEMENT OF BENEFITS

          10.1   Required Commencement Under Code Section 401(a)(14).

                    Distribution of the vested portion of a Participant’s Individual Account shall commence no later than 60 days following the end of the Plan Year in which the latest of the following occurs:

                    (1)     the Participant attains Normal Retirement Age,

                    (2)     the Participant terminates Employment, or

                    (3)     the fifth anniversary of the Participant’s initial date of participation.

          10.2   Required Commencement Under Code Section 401(a)(9).

                    Notwithstanding any other provision of this Plan to the contrary, distribution of the vested portion of a Participant’s Individual Account shall be subject to the requirements of this Paragraph 10.2 and shall be made in accordance with Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of proposed Treasury regulations Section 1.409(a)(9)-2 (or any successor regulations).

                    (1)    Distributions After December 31, 2002.  Distribution of the vested portion of a Participant’s Individual Account shall be made no later than the “Required Beginning Date” (as defined below).  Such distribution shall be made in a single sum payment.

                    (2)    Distributions Before January 1, 2003.  Distribution of the vested portion of a Participant’s Individual Account shall commence no later than the “Required Beginning Date” (as defined below).  Such distribution shall be made (in accordance with such uniform rules and procedures as may be established by the Administrative Committee, including rules with respect to the recalculation of life expectancies) either in a single sum payment or over one of the following periods (or a combination thereof): (a) the life of the Participant; (b) the joint lives of the Participant and a “Designated Beneficiary” (as defined below); (c) a period certain not extending beyond the life expectancy of the Participant; or (d) a period certain not extending beyond the joint and last survivor life expectancy of the Participant and a Designated Beneficiary.  For purposes of this Paragraph, the term “Designated Beneficiary” shall mean an individual who is designated as a Participant’s Beneficiary or any trust which is designated as the Participant’s Beneficiary and satisfies the requirements of proposed Treasury regulation 1.401(a)(9)-1 (or any successor regulation).  In the event that a Participant dies after distribution of the vested portion of his Individual Account has commenced, the remaining portion shall be distributed at least as rapidly as under the method of distribution to the Participant in effect prior to his death.

                    (3)    Required Beginning Date.  Effective January 1, 1997, the “Required Beginning Date” for a Participant other than a 5% owner (as described in Code Section 416(i)) is April 1 of the calendar year following the calendar year in which the Participant retires.  The Required Beginning Date for a Participant who is a 5% owner (as described in Code Section 416(i)) is April 1 of the calendar year following the calendar year in which the Participant attains age 70☐.

ARTICLE XI

LIMITS ON CONTRIBUTIONS

          11.1    Definitions.  For purposes of this Article XI, each of the following terms shall have the meaning set forth below:

                    (1)     Allocable Income/Loss shall mean the income or loss attributable to Excess Deferrals, Excess Contributions or Excess Aggregate Contributions (or Employer Matching Contributions related to such contributions) for the year in which such contributions were made, determined in a uniform manner in accordance with applicable regulations through the end of the year (but not with respect to any period after the end of the year).

                    (2)     Annual Additions shall mean the sum of (a) Employer contributions, (b) Employee contributions, (c) forfeitures, and (d) amounts allocated to an individual medical benefit account as described in Code Section 415(l) or 419A(d).  Excess Deferrals, Excess Contributions, and Excess Aggregate Contributions shall be treated as Annual Additions, whether or not corrected, except that Excess Deferrals which are timely returned to a Participant in accordance with Paragraph 11.2(2) shall not be treated as Annual Additions.

                    (3)     Average Deferral Percentage shall mean, for any group of Eligible Participants, the average (expressed as a percentage calculated to the nearest 1/100th of 1%) of the Deferral Percentage of each Eligible Participant in that group, including those not making Pre-tax Savings.

                    (4)     Average Deferral Percentage Limit shall mean the limit imposed on Pre-tax Savings of Highly Compensated Employees for each Plan Year, as set forth in Paragraph 11.3(1).

                    (5)     Average Contribution Percentage shall mean, for any group of Eligible Participants, the average (expressed as a percentage calculated to the nearest 1/100th of 1%) of the Contribution Percentage of each Eligible Participant in that group, including those not making After-tax Savings or on whose behalf Employer Matching Contributions are not made.

                    (6)     Average Contribution Percentage Limit shall mean the limit imposed on After-tax Savings and Employer Matching Contributions of Highly Compensated Employees for each Plan Year, as set forth in Section 11.4(1).

                    (7)     Code Section 415 Compensation shall mean, for any Plan Year, all compensation as defined in Treasury Regulations Section 1.415-2(d)(2) and (3) actually paid or made available to a Participant by the Employer or any member of the Controlled Group during the year, subject to the adjusted dollar limitation of Code Section 401(a)(17) in effect for the year.  Notwithstanding anything to the contrary in Treasury Regulations Section 1.415-2(d)(2) or (3), for

Plan Years beginning on and after January 1, 1998, Code Section 415 Compensation shall include any elective deferral (as defined in Code Section 402(g)(3)) to this Plan or to any other plan of the Controlled Group, and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Section 125 or, effective for Plan Years beginning on and after January 1, 2001, Code Section 132(f)(4).

                    (8)     Contribution Percentage shall mean the ratio (expressed as a percentage calculated to the nearest 1/100th of 1%) of an Eligible Participant’s After-tax Savings and Employer Matching Contributions for any Plan Year to his Test Compensation for that portion of the Plan Year during which he was an Eligible Participant; provided, however, that Employer Matching Contributions which are forfeited because they relate to an Eligible Participant’s Excess Contributions or Excess Deferrals shall not be taken into account in determining the Employee’s Contribution Percentage.

                    (9)     Controlled Group shall have the meaning set forth in Article II, except that for purposes of the limits of Code Section 415, as set forth in Paragraph 11.6, Code Sections 414(b) and 414(c) shall be modified as provided in Code Section 415(h).

                    (10)   Deferral Percentage shall mean the ratio (expressed as a percentage calculated to the nearest 1/100th of 1%) of an Eligible Participant’s Pre-tax Savings for a Plan Year to his Test Compensation for that portion of the Plan Year during which he was an Eligible Participant; provided, however, that any Excess Deferrals of an Employee who is not a Highly Compensated Employee shall not be taken into account in determining the Employee’s Deferral Percentage.

                    (11)   Eligible Participant shall mean an Eligible Employee who is eligible under Article III to make Pre-tax Savings or After-tax Savings or who would be so eligible but for a suspension due to a withdrawal, a loan or the limits of Code Section 415.

                    (12)   Excess Aggregate Contributions shall mean, with respect to any Plan Year, the amount of After-tax Savings and Employer Matching Contributions in excess of the maximum amount permitted by the Average Contribution Percentage Limit.

                    (13)   Excess Contributions shall mean, with respect to any Plan Year, the amount of Pre-tax Savings in excess of the maximum amount permitted by the Average Deferral Percentage Limit.

                    (14)   Excess Deferrals shall mean the Pre-tax Savings of a Participant for any taxable year which are in excess of the maximum dollar amount permitted by Code Section 402(g) and 414(v) for the taxable year or are designated by an Employer or the Participant as being in excess of such amount in accordance with Paragraph 11.2.

                    (15)   Highly Compensated Employee shall mean for Plan Years beginning on and after January 1, 1997, an Employee who:

                              (i)     was an owner of more than a 5% interest of the Employer (applying the principles of Section 318 of the Code) at any time during the current or immediately preceding Plan Year; or

                              (ii)   for the immediately preceding Plan Year had compensation (as defined in Code section 415(c)(3) and the regulations thereunder) in excess of $80,000 (as adjusted in the same manner and at the same time as under Section 415(b) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996).

                                      For purposes of determining whether an Employee is a Highly Compensated Employee for the Plan Year beginning January 1, 1997, these rules are to be treated as having been in effect for the Plan Year beginning in 1996.  The top-paid group election is not made.  The determination of who is a Highly Compensated Employee will be made in accordance with the provisions of Section 414(q) of the Code and the regulations thereunder.

                    (16)    Test Compensation shall mean an Employee’s compensation which is either (a) required to be reported by the Employer to the Internal Revenue Service on Form W-2 (or any successor form) for income tax withholding purposes or (b) not required to be so reported by the Employer to the Internal Revenue Service by reason of a deferral election made by the Employee under Code Section 125, 132(f)(4) or 401(k).  Test Compensation shall not exceed the adjusted $150,000 ($200,000 for Plan Years beginning on and after January 1, 2002) limit of Code Section 401(a)(17) in effect for such year.  For Plan Years beginning before January 1, 1997, for purposes of the Code Section 401(a)(17) limitation, the family member rules of Code Section 414(q)(6) shall apply with respect to an Employee who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees, except that the term “family” shall include only such Employee’s spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

          11.2   Code Section 402(g) and 414(v) Limits on Pre-Tax Savings.

                    (1)     Maximum Amount of Pre-tax Savings.  The total amount of a Participant’s Pre-tax Savings under this Plan or any other plan maintained by the Employer or any member of the Controlled Group for any taxable year shall not exceed the maximum amount permitted by the adjusted limit of Code Section 402(g) in effect for such year.

                    (2)     Correction of Excess Deferrals.  Any Pre-tax Savings made under this Plan in excess of the adjusted Code Section 402(g) limit or designated by an Employer or a Participant under Subparagraph (3) as being in excess of such limit shall be returned to the Participant, together with any Allocable Income/Loss, no later than the April 15 following the close of the taxable year for which the Excess Deferrals were contributed.

                    (3)     Designation of Excess Deferrals by Participant.  Any designation of Excess Deferrals by a Participant shall (a) be made in writing to the Administrative Committee no later than March 1 (or, if so prescribed by the Administrative Committee on a uniform basis, any date prior to April 15) following the taxable year for which the Excess Deferrals were contributed; (b) specify the amount of Excess Deferrals allocated to this Plan; and (c) certify that the designated amount, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 403(b) or 408(k) (whether or not maintained by the Employer or any member of the Controlled Group), will exceed the limit imposed by Code Section 402(g) unless distributed from the Plan.

                    (4)     Forfeiture of Related Matching Contributions.  Any Employer Matching Contributions related to Excess Deferrals, together with any Allocable Income/Loss, shall be forfeited.  For purposes of determining whether or not Employer Matching Contributions are related to Excess Deferrals, a Participant’s Excess Deferrals shall be deemed attributable first to Pre-tax Savings which are not Matched Savings, if any.  Any amount forfeited under this Paragraph shall be applied in accordance with Paragraph 6.3.

                    (5)     Catch-Up Contributions.  Notwithstanding anything in the Plan to the contrary, effective January 1, 2002, each Participant who attains age 50 before the close of a Plan

Year (or who would have attained age 50 before the close of a Plan Year, except for death before such date) shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v) and the proposed regulations thereunder (including any successor regulations).  Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of catch-up contributions.

          11.3   Average Deferral Percentage Limit.

                    (1)     Average Deferral Percentage Limit.  Effective for any Plan Year beginning on or after January 1, 1997, the Average Deferral Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees may not exceed the greater of:

                              (i)     125% of the Average Deferral Percentage for the current Plan Year for all other Eligible Participants; or

                              (ii)     the lesser of (i) the Average Deferral Percentage for the current Plan Year for all other Eligible Participants plus 2 percentage points, or (ii) 200% of the Average Deferral Percentage for the current Plan Year for all other Eligible Participants.

                                        For purposes of the Average Deferral Percentage Limit, (A) the Deferral Percentage for any Highly Compensated Employee who is eligible to have elective deferrals allocated to his or her account under two or more arrangements described in Code Section 401(k) maintained by the Employer or any member of the Controlled Group (other than arrangements subject to mandatory disaggregation) shall be determined as if all such elective deferrals were made under a single arrangement; (B) for Plan Years beginning before January 1, 1997, in determining the Deferral Percentage of an Eligible Participant who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees, the elective deferrals and Test Compensation of such Employee shall include the elective deferrals and Test Compensation of “family” members (as defined in Code Section 414(q)(6)(B)), and such family members shall be disregarded as separate Employees in applying the Average Deferral Percentage Limit; (C) in the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then the Average Deferral Percentage Limit shall be applied by determining Average Deferral Percentages as if all such plans were a single plan; (D) the Average Deferral Percentage Limit shall be subject to the mandatory disaggregation rules of Code Section 401(k); and (E) the determination and treatment of the elective deferrals and Deferral Percentages shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                    (2)     Allocation of Excess Contributions.  In the event that the Average Deferral Percentage Limit is not satisfied for any Plan Year, then Excess Contributions shall be allocated among Highly Compensated Employees by reducing the Pre-tax Savings of the Highly Compensated Employee whose Deferral Percentage is highest as necessary to satisfy the Average Deferral Percentage Limit by an amount that results in a Deferral Percentage that is not less than the Deferral Percentage of the Highly Compensated Employee whose Deferral Percentage is next highest.  If necessary, a series of such reductions shall be made until the Average Deferral Percentage for Highly Compensated Employees has been reduced to the highest Average Deferral Percentage that will satisfy the Average Deferral Percentage Limit.  For Plan Years beginning before January 1, 1997, Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) in proportion to the Pre-tax Savings of each family member that are taken into account to determine the combined Deferral Percentage.

                    (3)     Correction of Excess Contributions.  If a Participant has Excess Contributions for any Plan Year, they shall be (a) distributed, together with any Allocable Income/Loss, within 2-1/2 months, if practicable, but in no event later than 12 months after the close of the Plan Year for which such contributions were made, or (b) recharacterized as After-tax Savings, if the Participant so elects in accordance with subparagraph (4).   For Plan Years beginning on and after January 1, 1997, if Excess Contributions are distributed, the Committee will distribute to each Highly Compensated Employee his respective share of the Excess Contributions, starting with the Highly Compensated Employee who has the highest amount of Pre-Tax Savings, reducing his Pre-Tax Savings to the next highest amount of Pre-Tax Savings then, if necessary, reducing the Pre-Tax Savings of the Highly Compensated Employee(s) at the next highest Pre-Tax Savings level (including the Pre-Tax Savings of the Highly Compensated Employees(s) whose Pre-Tax Savings the Committee already has reduced), and continuing in this manner until the total Excess Contributions for the group, as determined under paragraph 11.3(2) above, has been distributed.  For Plan Years beginning before January 1, 1997, Excess Contributions shall be distributed in the same manner as they are allocated pursuant to paragraph 11.3(2).

                    (4)     Recharacterization of Excess Contributions.  A Participant may elect to recharacterize Excess Contributions as After-tax Savings within 2 months after the Plan Year for which the Excess Contributions were made.  However, any such election shall be permitted only to the extent that (a) a Participant’s Recharacterized Savings, when added to the amount of his After-tax Savings for the Plan Year, do not exceed 10% of his Compensation for the year, and (b) the Average Contribution Percentage and Multiple Use Limits of Paragraphs 11.4 and 11.5 will be met after such recharacterization.  Any such election to recharacterize Excess Contributions as After-tax Savings must be made on a form prescribed for such purpose by the Administrative Committee.

                    (5)     Forfeiture of Related Matching Contributions.  Any Employer Matching Contributions related to Excess Contributions (other than Recharacterized Savings), together with any Allocable Income/Loss, shall be forfeited.  For purposes of determining whether or not Employer Matching Contributions are related to Excess Contributions, a Participant’s Excess Contributions shall be deemed attributable first to any Recharacterized Savings or to Pre-tax Savings which are not Matched Savings.   Any amount forfeited under this Paragraph shall be applied in accordance with Paragraph 6.3.

                    (6)     Coordination.  If for any Plan Year a Participant has both Excess Deferrals and Excess Contributions, the correction of such amounts shall be coordinated in accordance with applicable regulations.

          11.4   Average Contribution Percentage Limit.

                    (1)     Average Contribution Percentage Limit.  Effective for any Plan Year beginning or after January 1, 1997, the Average Contribution Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees may not exceed the greater of:

                              (i)     125% of the Average Contribution Percentage for the current Plan Year for all other Eligible Participants; or

                              (ii)    the lesser of (i) the Average Contribution Percentage for the current Plan Year for all other Eligible Participants plus 2 percentage points, or (ii) 200% of the Average Contribution Percentage for the current Plan Year for all other Eligible Participants.

                                        For purposes of the Average Contribution Percentage Limit, (A) the Contribution Percentage for any Highly Compensated Employee who is eligible to make employee contributions to, or to receive “matching contributions” (as defined in Code Section 401(m)(4)(A)) under, two or more plans maintained by the Employer or any member of the Controlled Group (other than plans subject to mandatory disaggregation) shall be determined as if all employee contributions (including recharacterized elective deferrals) and matching contributions were made under a single plan; (B) for Plan Years beginning before January 1, 1997, in determining the Contribution Percentage of an Eligible Participant who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees, the employee contributions (including recharacterized elective deferrals), matching contributions and Test Compensation of such Employee shall include the employee contributions (including recharacterized elective deferrals), matching contributions and Test Compensation of “family” members (as defined in Code Section 414(q)(6)(B)), and such family members shall be disregarded as separate Employees in applying the Average Contribution Percentage Limit; (C) in the event that this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then the Average Contribution Percentage Limit shall be applied by determining Average Contribution Percentages as if all such plans were a single plan; (D) the Average Contribution Percentage Limit shall be subject to the mandatory disaggregation rules of Code Section 401(m) and shall not apply to Employees included in a unit of Employees covered by a collective bargaining agreement; and (E) the determination and treatment of Contribution Percentages shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                    (2)    Allocation of Excess Aggregate Contributions. In the event that the Average Contribution Percentage Limit is not satisfied for any Plan Year, then Excess Aggregate Contributions shall be allocated among Highly Compensated Employees by reducing the After-tax Savings and Employer Matching Contributions (in the priority specified below) of the Highly

Compensated Employee whose Contribution Percentage is highest as necessary to satisfy the Average Contribution Percentage Limit by an amount that results in a Contribution Percentage that is not less than the Contribution Percentage of the Highly Compensated Employee whose Contribution Percentage is next highest.  If necessary, a series of such reductions shall be made until the Average Contribution Percentage for Highly Compensated Employees has been reduced to the highest Average Contribution Percentage that will satisfy the Average Contribution Percentage Limit.  A Participant’s Excess Aggregate Contributions shall be deemed attributable first to After-tax Savings, then to Employer Matching Contributions related to After-tax Savings, and then to Employer Matching Contributions related to Pre-tax Savings.    For Plan Years beginning before January 1, 1997, Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member rules of Code Section 414(q)(6) in proportion to the contributions of each family member that are taken into account to determine the combined Contribution Percentage.

                    (3)     Correction of Excess Aggregate Contributions.  If a Participant has Excess Aggregate Contributions for any Plan Year, they shall be forfeited (if non-vested) or distributed to the Participant (if vested), together with any Allocable Income/Loss, within 2-1/2 months, if practicable, but in no event later than 12 months after the close of the Plan Year for which such contributions were made.  Any Employer Matching Contributions forfeited hereunder shall be applied in accordance with Paragraph 6.3.  For Plan Years beginning on and after January 1, 1997, in the event that the Average Contribution Percentage Limit is not satisfied for any Plan Year, then Excess Aggregate Contributions shall be allocated among Highly Compensated Employees by distributing (or forfeiting) the After-tax Savings and Employer Matching Contributions (in the priority specified below) of the Highly Compensated Employee whose After-Tax Savings and Employer Matching Contributions are highest as necessary to satisfy the Average Contribution Percentage Limit by an amount that results in After-Tax Savings and Employer Matching Contributions that are not less than the After-Tax Savings and Employer Matching Contributions of the Highly Compensated Employee whose After-Tax Savings and Employer Matching Contributions are next highest.  If necessary, a series of such reductions shall be made until the Average Contribution Percentage for Highly Compensated Employees has been reduced to the highest Average Contribution Percentage that will satisfy the Average Contribution Percentage Limit.  A

Participant’s Excess Aggregate Contributions shall be deemed attributable first to After-tax Savings, then to Employer Matching Contributions related to After-tax Savings, and then to Employer Matching Contributions related to Pre-tax Savings.

                    (4)     Coordination.  The amount of a Participant’s Excess Aggregate Contributions for any Plan Year shall be determined after the amount of Excess Deferrals and Excess Contributions for such year have been determined.

          11.5   Multiple Use Limit.

                    (1)     Multiple Use Limit.  If for any Plan Year beginning before January 1, 2002, the Average Deferral Percentage and the Average Contribution Percentage (both determined after the correction of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions) for all Eligible Participants who are Highly Compensated Employees each exceed 125% of the relevant percentage for all other Eligible Participants, then the sum of the Average Deferral Percentage and the Average Contribution Percentage (both determined after the correction of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions) for all Eligible Participants who are Highly Compensated Employees may not exceed the greater of:

                              (i)     the sum of (i) 125% of the greater of the Average Deferral Percentage or the Average Contribution Percentage for all other Eligible Participants and (ii) 2 percentage points plus the lesser of the Average Deferral Percentage or the Average Contribution Percentage for all other Eligible Participants (not to exceed 200% of the lesser of such Average Deferral Percentage or Average Contribution Percentage); or

                              (ii)     the sum of (i) 125% of the lesser of the Average Deferral Percentage or the Average Contribution Percentage for all other Eligible Participants who are Non-highly Compensated Employees, and (ii) 2 percentage points plus the greater of the Average Deferral Percentage or the Average Contribution Percentage for all other Eligible Participants (not to exceed 200% of the greater of such Average Deferral Percentage or Average Contribution Percentage).

                              The Multiple Use Limit shall be applied in accordance with such other requirements as may be prescribed by the Secretary of the Treasury.

                    (2)     Correction.  If for any Plan Year beginning on or after January 1, 1989 and before January 1, 2002, the Multiple Use Limit is not satisfied, then After-tax Savings and Employer

Matching Contributions in excess of the maximum amount permitted by the Multiple Use Limit shall be allocated among Highly Compensated Employees and either distributed or forfeited (as applicable) in accordance with the rules applicable to Excess Aggregate Contributions under Paragraph 11.4.

          11.6   Code Section 415 Limitation on Annual Additions.

                    (1)     Limitation on Annual Additions.  The Annual Additions credited to a Participant’s Individual Account under this Plan, when combined with the Annual Additions credited to the Participant under any other plan of the Employer or any other member of the Controlled Group, shall not exceed:

                              (i)     For Plan Years beginning on and after January 1, 2002, the lesser of: (i)100% of the Participant’s Code Section 415 Compensation, or (ii) $40,000, as adjusted in accordance with Code Section 415(d).

                              (ii)   For Plan Years beginning after December 31, 1994 and before January 1, 2002: (i) 25% of Participant’s Code Section 415 Compensation, or (ii) $30,000, as adjusted in accordance with Code Section 415(d).

                              The limitation referred to in (a)(i) and (b)(i) shall not apply to any amount allocated to an individual medical benefit account as described in Code Section 415(l) or Code Section 419A(d).

                    (2)     Combined Plan Limitation.  For Plan Years beginning before January 1, 2000, if a Participant is (or was at any time) also covered by a defined benefit plan maintained by the Employer or any member of the Controlled Group and the limitation of Code Section 415(e) would otherwise be exceeded, then the Participant’s annual benefits under such defined benefit plan shall be frozen or reduced to the extent necessary to comply with Code Section 415(e).

                    (3)     Reduction of Annual Additions.  If, as a result of a reasonable error in estimating a Participant’s Code Section 415 Compensation, a reasonable error in determining the amount of “elective deferrals”, within the meaning of Code Section 402(g)(3), that may be made with respect to a Participant under the limits of Code Section 415, or such other facts and circumstances as the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this subparagraph 11.6(3), a Participant’s Annual Additions under the Plan exceed the limitations of Code

Section 415, then the excess amount shall be treated as follows (subject to the limitations of Code Section 401(a)(4)):

                              (i)     any After-tax Savings, and any allocable earnings, shall be returned to the Participant;

                              (ii)    then, any Pre-tax Savings, and any allocable earnings, shall be returned to the Participant;

                              (iii)   then, Employer Matching Contributions will be reduced, held in a suspense account and used to reduce future Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all Participants; and

                              (iv)   then, Employer Nonelective Contributions will be reduced, held in a suspense account and used to reduce future Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all Participants.

                              Any Pre-tax Savings or After-tax Savings returned to a Participant by reason of this subparagraph 11.6(3) shall not be taken into account for purposes of the Code Section 402(g) limit, the Average Deferral Percentage Limit or the Average Contribution Percentage Limit.

          11.7   Limitation By Administrative Committee.

                    The Administrative Committee may, as it deems appropriate, amend or revoke any Participant’s Savings election at any time in order to insure that contributions for any year will not exceed any applicable Code limitation, including those imposed by Code Sections 401(a)(4), 401(a)(17), 401(k), 401(m), 402(g) or 415, and that contributions will be currently deductible under Code Section 404.

          11.8   Construction.

                    This purpose of this Article XI is to incorporate the provisions of Code Sections 402(g), 401(k)(3), 401(m)(2), 401(m)(9) and 415 (including any statutory transitional rules) and this Article XI shall be applied in accordance with such provisions.

ARTICLE XII

ADMINISTRATION OF THE PLAN

          12.1   Allocation of Responsibility Among Fiduciaries.

                    The Fiduciaries shall have such specific powers, duties, responsibilities and obligations as are specifically given them under this Plan.  The Management Committee, the Administrative Committee and the Investment Committee each shall be Named Fiduciaries with the powers and duties specified in this Article XII.  The Funding Agent shall be a Named Fiduciary with such powers and duties for administration of the Fund and the management of the assets held under the Fund as are provided in the Fund Agreement.  Each Named Fiduciary and any other Fiduciary may serve in more than one fiduciary capacity with respect to the Plan.  Each Named Fiduciary shall be authorized, to the extent it deems advisable, to designate, by written instrument, persons who are not Named Fiduciaries to carry out fiduciary responsibilities allocated to it and to rely upon information, data, statistics, or analysis provided by persons who perform ministerial functions under the Plan, and to retain such accountants, agents, attorneys, actuaries and other professional consultants as it deems necessary.

          12.2   Management Committee Powers and Duties.

          The Management Committee shall be allocated the power and discretion to:

                    (1)     Approve amendments to the Plan that (a) have a total present value cost impact of at least $1 million, (b) involve a reduction in future allocations, or (c) involve significant employee relations or legal issues;

                    (2)     Appoint, retain or remove the Funding Agent;

                    (3)     Appoint, retain or remove the Plan recordkeeper;

                    (4)     Appoint, retain or remove the members of the Administrative and Investment Committees;

                    (5)     Appoint, retain and remove the auditors for the Plan;

                    (6)     Designate from time to time the investment companies, insurance companies, trust companies, banks or other financial institution with which Investment Funds may be established by the Investment Committee; and

                    (7)     Designate from time to time the Affiliated Companies.

          12.3   Administrative and Investment Committees.

                    The Administrative Committee and the Investment Committee shall each be composed of at least 5 members who shall be appointed from time to time by, and shall serve at the pleasure of, the Management Committee.  The members of each Committee shall elect a chairman and a secretary.  The chairman shall be a member of the Committee by which he is chosen.  The secretary need not be a member of the Committee by which he is chosen.  Any vacancy on either Committee shall be filled by the Management Committee.  A member of either Committee may resign by written notice to the Management Committee and the secretary of such Committee.  Any such resignation shall become effective at delivery if no later date is specified therein.  Each Committee shall hold meetings upon such notice, at such place or places, and at such intervals as it may from time to time determine.  A majority of the members of a Committee at any time in office shall constitute a quorum for the transaction of business by that Committee.  A Committee shall take action by an affirmative vote of a majority of those present and voting at a meeting duly held, or, without a meeting, by an instrument signed by a majority of the members of the Committee.  Each Committee may authorize one or more of its members to execute documents on its behalf.

          12.4   Administrative Committee Powers and Duties.

                    The Plan shall be administered by the Administrative Committee.  The Administrative Committee is allocated such duties and powers as may be necessary to discharge its duties hereunder, including, without limitation, the power and discretion to:

                    (1)     Approve amendments to the Plan which are not otherwise allocated to the Management Committee, under Section 12.2(1) above and which (a) do not involve a total present value cost exceeding $1 million, (b) are necessary to implement Plan amendments previously approved by the board of directors of the Company or the Management Committee, or (c) or purely administrative or procedural;

                    (2)     Make such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

                    (3)     Interpret the Plan, resolve any Plan ambiguities, and decide all questions of fact arising under the Plan (including questions as to eligibility of Employees to participate,

questions as to entitlement to benefits, and questions as to the amount, manner and timing of benefits). Any such interpretation or determination shall be made in the sole discretion of the Administrative Committee and shall be final and binding upon all parties;

                    (4)     Monitor the limits on contributions imposed by the Code, take action to assure that such limits are satisfied, and maintain adequate records to demonstrate compliance with such limits;

                    (5)     Transmit Savings, Rollover Contributions, Employer Matching Contributions and Employer Nonelective Contributions to the Funding Agent and provide information to the Funding Agent concerning the allocation of such amounts;

                    (6)     Authorize disbursements from the Fund by written instructions to the Funding Agent;

                    (7)     Authorize the withholding from any payment due under this Plan of such amounts as may be required to conform with applicable tax law;

                    (8)     Prescribe the procedures to be followed in order for Participants or Beneficiaries to claim benefits under the Plan;

                    (9)     Prescribe enrollment forms, Beneficiary designation forms and any other forms it deems appropriate for the administration of the Plan;

                    (10)   Keep such records and submit such filings, applications, returns or other documents as may be necessary or advisable to comply with ERISA or the Code;

                    (11)   Prepare and distribute to Participants, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                    (12)   Elicit from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

                    (13)   Establish such written procedures as it shall deem necessary or proper to determine the qualified status, pursuant to Code Section 414(p) and ERISA Section 206(d), of any domestic relations order received by the Committee which affects the right of a Participant and any alternate payee(s) to payment of benefits under the Plan, and to administer distributions pursuant to any domestic relations order which the Committee determines to be a qualified domestic relations order within the meaning of Code Section 414(p) and ERISA Section 206(d);

                     (14)   Consent to the participation of employers in the Plan and terminate such participation; and

                     (15)   Delegate, by written instrument, to one or more individuals such of the powers and duties allocated under the Plan to the Administrative Committee as the Committee deems advisable.

          12.5   Investment Committee Powers and Duties.

                    (1)     The Investment Committee shall be allocated the power and discretion to:

                              (i)     Appoint, retain or remove one or more investment managers who shall have the power to manage, acquire or dispose of assets of the Fund.  An investment manager so appointed must acknowledge in writing that he is a Fiduciary with respect to the Plan, and must be either:

                                        (A)     an investment adviser registered under the Investment Advisers Act of 1940,

                                         (B)     a bank as defined in the Investment Advisers Act of 1940, or

                                         (C)     an insurance company qualified to manage, acquire or dispose of plan assets under the laws of more than one state;

                              (ii)     Establish and change the Investment Funds; and

                              (iii)     Review the performance of the Funding Agent appointed by the Management Committee and make recommendations to the Management Committee concerning the appointment or removal of the Funding Agent.

                    (2)     The Company intends that the Plan be a “ERISA section 404(c) plan,” as defined in regulations under ERISA Section 404(c).  The Investment Committee shall take such action as it deems necessary to comply with such regulations.  In furtherance of compliance with regulations under ERISA Section 404(c), the Investment Committee is designated as the Fiduciary responsible for ensuring that:

                    (i)     the Plan has in place procedures to safeguard the confidentiality of information relating to the purchase, holding, and sale of securities held in the Knight Ridder Stock Fund, and the exercise of voting, tender and similar rights with respect to such securities, and

                    (ii)     the procedures are sufficient to safeguard the confidentiality of such information.

          12.6   Payment of Expenses.

                    The reasonable expenses incident to the operation of the Plan, including the compensation of the Funding Agent, investment manager, consultants, attorneys, advisors, Fiduciaries and such other assistance as may be required shall be paid from the Fund unless paid by the Employer.  The Employer may, to the extent permitted by law, charge against Individual Accounts the reasonable expenses of administering such accounts.  All members of the Administrative and the Investment Committees shall serve without compensation from the Fund.  Any determination by the Employer to pay all or part of any expense shall not in any way limit the Employer's right to determine to have the same or other expenses paid out of the Fund or charged to Individual Accounts at any other time.

          12.7   Claims Procedure.

                    Any Participant or Beneficiary whose claim for benefits under the Plan is denied will receive notice of such denial from the Administrative Committee within 90 days (180 days if the Administrative Committee notifies the claimant in writing within the initial 90-day period that special circumstances exist which require an extension of such period) of the receipt of such claim by the Administrative Committee.  Such notice shall set forth the specific reasons for the denial, the Plan provisions on which the denial is based, a description of any additional material or information necessary for the Participant or Beneficiary to perfect his claim and an explanation of why such material or information is necessary, and information as to the steps to be taken if the Participant or Beneficiary wishes to submit his claim for review.  Such Participant or Beneficiary shall be afforded an opportunity for a full and fair review of the denial by the Administrative Committee, provided that the Participant or Beneficiary files a request for review within 60 days of receipt of the denial of his claim.  On review, a Participant or Beneficiary may submit issues and comments in writing and examine pertinent documents.  The Administrative Committee shall notify the Participant or Beneficiary of its decision in writing no later than 60 days (120 days if the Administrative Committee notifies the claimant within the initial 60-day period that special circumstances exist which require an extension of such period) after its receipt of a request for review, setting forth the specific reasons for the decision and the Plan provisions on which it is based.

          12.8   Facility of Payments.

                    If in the opinion of the Administrative Committee any Participant or Beneficiary to whom a benefit is payable is under a legal disability or is unable to care for his affairs because of illness or accident, the Administrative Committee, may, in its discretion, make payment to the legal representative of such Participant or Beneficiary or to any other person deemed by the Administrative Committee to be maintaining or responsible for the maintenance of such Participant or Beneficiary (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative or applicable law shall provide otherwise).  Any such payment shall be a payment for the account of the Participant or Beneficiary and shall be a complete discharge of any liability of the Plan therefor.

          12.9   Missing Participants.

                    In the event that all or a portion of the benefits payable under this Plan to a Participant or Beneficiary cannot be distributed within five years of the date they became payable because the Administrative Committee is unable to locate the whereabouts or determine the identity of such person, after reasonable effort, then such benefits shall be forfeited and applied as set forth in Paragraph 6.3. In the event the Participant or Beneficiary (or his legal representative) is located after his benefits have been forfeited and files a written claim for payment of benefits and executes such other instruments as the Administrative Committee may require, such benefits (unadjusted for gains and losses) shall be restored from amounts forfeited by Participants and, if necessary, from an additional Employer contribution.

          12.10  Liability of Fiduciaries.

                    No member of the board of directors of the Employer, the Management Committee, the Administrative Committee, the Investment Committee and no employee of the Employer (or any other member of the Affiliated Group) to whom any duties are delegated in connection with the Plan or its operation, shall be liable for any act or failure to act made in good faith pursuant to the provisions of the Plan, except as provided by ERISA.  To the extent permitted by law, the Employer shall protect, defend, indemnify and hold harmless each person specified in the preceding sentence against any and all liability or reasonable expense resulting from or arising out of his responsibilities in connection with the Plan, provided such person acted in good faith, in what he reasonably believed was the proper discharge of his responsibilities, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  (As used in this Paragraph, the terms “liability” and “expense” shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, such indemnified person.) The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that any otherwise indemnified person did not meet the standards of conduct set forth in the first sentence of this Paragraph.  Any person referred to in this Paragraph who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the character described herein shall be entitled to indemnification as of right.

ARTICLE XIII

METHOD OF FINANCING

          13.1   Establishment of Fund.

                    A Fund Agreement shall be executed between the Company and the Funding Agent under the terms of which a Fund shall be established to receive and hold Employer and Employee contributions and earnings, and to pay Plan benefits and expenses in accordance with the terms of the Plan.

          13.2   Exclusive Benefit.

                    All contributions when made to the Fund and all property of the Fund, including income from investments and all other sources, shall be retained for the exclusive benefit of Participants and their Beneficiaries and shall be used to pay benefits provided hereunder or to pay expenses of administration of the Plan and the Fund to the extent not paid by the Employer; provided, however, that:

                    (1)     any contribution made by the Employer by a mistake of fact shall be returned to the Employer within one year after the payment of the contribution;

                    (2)     any contribution made by the Employer shall be returned to the Employer within one year after an adverse determination from the Internal Revenue Service as to the Plan's initial qualification, provided an application for determination of the Plan's qualified status was timely submitted; and

                    (3)     any contribution made by the Employer shall be returned to the Employer within one year after a deduction for the contribution under Code Section 404 is disallowed by the Internal Revenue Service, but only to the extent disallowed.

          13.3   Source of Benefits.

                    Benefits under the Plan shall be paid or provided for solely from the Fund, and the Employer assumes no liability therefor.

ARTICLE XIV

AMENDMENT, MERGER OR TERMINATION

          14.1   Right to Amend or Terminate the Plan.

                    The Company reserves the right to amend the Plan at any time, retroactively or otherwise, by action of the board of directors of the Company or, to the extent such power has been allocated or delegated to the Management Committee or the Administrative Committee, as set forth in Section 12.2(1) and 12.4(1), respectively, by action of such committee.  The Company expects and intends to continue the Plan indefinitely, but reserves the right to terminate the Plan at any time by action of the Management Committee.  However, no amendment or termination of the Plan shall:

                    (1)     authorize any part of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries;

                    (2)     decrease a Participant's account balance under the Plan;

                    (3)     eliminate an optional form of benefit with respect to benefits already accrued, except to the extent permitted by Code Section 411(d)(6);

                    (4)     reduce a Participant's vested interest in his account balance under the Plan; or

                    (5)     change the Plan's vesting provisions, unless each Participant who has at least three years of Vesting Service and is or could be adversely affected by such change is permitted to elect to have his vested interest determined without regard to such amendment.  The period during which such election may be made shall commence with the date the amendment is adopted and shall end 60 days after the latest of:

                               (i)     the date the amendment is adopted;

                               (ii)    the date the amendment becomes effective; or

                               (iii)   the date the Participant is issued written notice by the Administrative Committee.

          14.2   Merger, Consolidation or Transfer.

                    (1)     Subject to Subparagraph (2) below, the Administrative Committee may direct that the Plan be merged or consolidated with, or transfer all or a portion of its assets and liabilities to, another plan or receive assets and liabilities from another plan.  The Administrative Committee may take whatever action it deems necessary or appropriate to effect any such merger, consolidation or transfer.  Any optional forms of benefit or other special provisions applicable to a Participant for whom an account balance has been transferred to this Plan from another plan shall be set forth in an Appendix hereto.

                    (2)     The merger or consolidation with, or transfer of assets and liabilities to, any other qualified plan shall be permitted only if the benefit each Participant would receive if the Plan were terminated immediately after such merger or consolidation or transfer of assets and liabilities would be at least as great as the benefit he would have received had the Plan been terminated immediately before any such transaction.

          14.3   Termination or Partial Termination.

                    In the event of a complete or partial termination of the Plan or a complete discontinuance of contributions under the Plan, each affected Employee shall become 100% vested in his Individual Account.  In the event of a complete termination of the Plan, the entire vested portion of each Participant's Individual Account shall be distributed as soon as practicable after the termination in accordance with Article VIII; provided, however, that Pre-tax Savings Accounts shall not be distributed while the Employer or any member of the Controlled Group establishes or maintains a “successor plan” (within the meaning of Code Section 401(k)(10)).

ARTICLE XV

MISCELLANEOUS PROVISIONS

          15.1   No Guarantee of Employment.

                    Neither the adoption nor the maintenance of the Plan shall be deemed to constitute a contract between the Employer and any Employee.  Nothing contained in the Plan shall affect the Employer's right to discharge or otherwise discipline Employees.

          15.2   Right to Fund Assets; Nonalienation of Benefits.

                    No Participant shall have any right to or interest in any portion of the Fund established pursuant to the Plan, except upon the terms and conditions expressly set forth in this Plan.  The Fund shall not in any manner be liable for or subject to the debts or liabilities of any Participant or Beneficiary, and no Participant's or Beneficiary's right or benefit under the Plan shall at any time be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind, whether voluntary or involuntary, except:

                    (1)     Pursuant to a “qualified domestic relations order” under Code Section 414(p) and ERISA Section 206(d).  Distributions shall be made to an “alternate payee” of a Participant under a qualified domestic relations order as soon as administratively practicable after the alternate payee's benefits can be segregated from the benefits of the Participant, regardless of (a)  the value of the lump sum payment, (b) whether the Participant has reached the “earliest retirement age” (as such terms are defined in Code Section 414(p) and ERISA Section 206(d)) or (c) whether the Participant has terminated Employment.  Notwithstanding anything in Article VIII to the contrary, if:

                               (i)     the Administrative Committee receives a domestic relations order with respect to the Account of a Participant, and

                               (ii)        after the time that the Administrative Committee determines that the order is a qualified domestic relations order but before payment is made to the alternate payee

                                            (a)     the Participant is or becomes entitled to a distribution of benefits under the Plan, and

                                             (b)     the Administrative Committee is advised that either party has appealed such order to a court of higher authority,

then, until a final judicial disposition is received by the Administrative Committee with respect to such order, the Participant shall be entitled to receive, at the Participant's election, one or more distributions that in the aggregate do not exceed one-half the value of the Participant's total Account in the Plan, determined as of the date of the order and after taking into account the value of the Participant's benefits to be paid to the alternate payee, based upon the terms of the order, as originally entered.

                    (2)     Pursuant to a loan under Paragraph 7.1.

                    (3)     Pursuant to judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997, a Participant's benefits under the Plan may be offset against an amount that the Participant is ordered or required to pay to the Plan if:

                              (i)     the order or requirement to pay arises:  (A) under a judgment or conviction for a crime involving the Plan; (B) under a civil judgment (or consent order or decree) entered by a court in an action brought in connection with a breach or alleged breach of fiduciary duty under ERISA; or (C) pursuant to a settlement agreement entered into by the Participant and the Secretary of Labor in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person;

                              (ii)        the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan, and

                              (iii)       if the Participant has a Spouse at the time at which the offset is to be made:  (A) the Spouse has consented in writing to the offset in the form and manner prescribed in Section 11.04, or an election to waive the Spouse's right to a Joint and Survivor Annuity is properly in effect; (B) the Spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a breach of fiduciary duty under ERISA; or (C) in such judgment, order, decree or settlement, the Spouse retains the right to receive the survivor annuity under the Joint and Survivor Annuity.

                    (4)     As otherwise required by law.

          15.3   Disposition of Business or Subsidiary.

                    The following rules shall apply with respect to the disposition of a business or Subsidiary that occurs before January 1, 2002.  Distributions may be made under Article VIII upon:

                    (1)     the disposition by an Employer which is a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of the Employer if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets; or

                    (2)     the disposition by an Employer which is a corporation to an unrelated entity or individual of such Employer's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with such subsidiary; provided, that a distribution shall be permitted on account of such an event only if it is made no later than the end of the second calendar year following the year in which the disposition occurred.

          15.4   Participating Employers.

                    (1)     With the consent of the Administrative Committee, any member of the Controlled Group may elect in writing to participate in the Plan.  Such election of participation may be effective with respect to all of an Employer's Eligible Employees or may specify that it shall be effective only with respect to one or more groups of Eligible Employees (such as a division of the Employer).

                    (2)     All assets of the Fund shall be available to pay benefits to all Participants and Beneficiaries, and the Plan shall be considered a “single plan” within the meaning of Code Section 414(1).  Nothing contained herein shall be construed to prohibit the separate accounting of Fund assets for allocation of Plan expenses, contributions and forfeitures among Employers or other purposes, pursuant to the terms of the Plan or as directed by the Administrative Committee.

                    (3)     With the consent of the Management Committee, each Employer may at any time terminate its participation in the Plan.  Until the Employer's participation in the Plan has been terminated, all of the provisions of the Plan shall apply to the Employees of the Employer.  An

Employer's termination of participation in the Plan shall not affect the continued operation of the Plan with respect to the remaining Employers.

          15.5   Action by the Company or Another Employer.

                    Any action required or permitted to be taken by the Company under the Plan shall be taken by action of its board of directors, the Management Committee or such other person or persons to whom the authority to take such action has been allocated or delegated.  Any action required or permitted to be taken by any other Employer under the Plan shall be taken by action of its board of directors.

          15.6   Construction.

                    The Plan shall be construed and interpreted in accordance with the laws of the State of Florida, except to the extent preempted by ERISA.  Masculine pronouns used herein shall refer to men and women, and nouns when stated in the singular shall include the plural and when stated in the plural shall include the singular wherever appropriate.  Headings are included in the Plan for convenience of reference only and are not intended to add to, or to subtract from, the terms of the Plan.

ARTICLE XVI

TOP HEAVY PROVISIONS

          If the Plan is or becomes a Top Heavy Plan in any Plan Year, the provisions of this Article XVI will supersede any conflicting provisions of the Plan for such year.

          16.1   Definitions.  For purposes of this Article XVI, each of the following terms shall have the meaning set forth below:

                    (1)     “Compensation” means Code Section 415 Compensation as defined in Article XI.

                    (2)     “Determination Date” means, for any Plan Year subsequent to the first Plan Year of the Plan, the last day of the preceding Plan Year.  For the first Plan Year, Determination Date means the last day of that year.

                    (3)     “Determination Period” means, effective January 1, 2002, the one-year period ending on the Determination Date and, before January 1, 2002, means the five-year period ending on the Determination Date.

                    (4)     “Key Employee” means for Plan Years beginning on and after January 1, 2002, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.

                              For Plan Year beginning before January 1, 2002, Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was: (a) an officer of the Employer or any other member of the Controlled Group having annual compensation greater than 50% of the dollar limitation under Code Section 415(b)(1)(A); (b) an owner (or individual considered an owner under Code Section 318) of one of the 10 largest interests in the Employer or the other member of the Controlled Group (which is at least .5%) who has annual compensation in excess of the dollar limitation under Code Section 415(c)(1)(A); (c) a 5% owner of the Employer or any other member of the Controlled Group; or (d) a 1% owner of the Employer or any other member of the Controlled Group who has annual compensation of more than $150,000.

                              For this purpose, “annual compensation” means Compensation plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Section 125, 132(f)(4), 402(a)(8), 402(h) or 403(b).   The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

                    (5)     “Non-Key Employee” means any Employee who is not a Key Employee.

                    (6)     “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Employer or any member of the Controlled Group identified by the Administrative Committee which when considered as a group with the Required Aggregation Group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

                    (7)     “Required Aggregation Group” means (i) each qualified plan of the Employer or any other member of the Controlled Group in which at least one Key Employee participates (including a terminated plan), and (ii) any other plan of the Employer or any other member of the Controlled Group which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or 410.

                    (8)     “Top-Heavy Plan” means the Plan if any of the following conditions exists:

                              (i)     If the Top Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group.

                              (ii)     If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the Required Aggregation Group exceeds 60%.

                              (iii)     If the Plan is a part of a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                    (9)     Top Heavy Ratio.

                              (i)     The Top Heavy Ratio for the Plan alone is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any distributions made during the Determination Period), and the denominator of which is the sum of all account balances (including any distributions made during the Determination Period), both computed in accordance with Code Section 416.  The preceding sentence also shall apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  Effective January 1, 2002, in the case of a distribution made for a reason other than separation from service, death or Disability, “five-year period” shall be substituted for “one-year period” in the definition of “Determination Period.”  Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416.

                              (ii)     The Top Heavy Ratio for a Required Aggregation Group or Permissive Aggregation Group is a fraction, the numerator of which is the sum of account balances of Key Employees, determined as of the Determination Date, under the defined contribution plan or plans maintained during the Determination Period by the Employer and all members of the Controlled Group and the present value of accrued benefits of Key Employees, determined as of the Determination Date, under the defined benefit plan or plans maintained during the Determination Period by the Employer and all members of the Controlled Group and the denominator of which is the sum of the account balances of all Participants, determined as of the Determination Date, under the defined contribution plan or plans for all participants maintained during the Determination Period by the Employer and all members of the Controlled Group and the present value of accrued benefits of all participants, determined as of the Determination Date, under the defined benefit plan or plans maintained during the Determination Period by the Employer and all members of the Controlled Group all determined in accordance with Code Section 416.  The numerator and denominator of the Top Heavy Ratio are increased for any distributions made during the Determination Period.  The preceding sentence also shall apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, death or Disability, “five-year period” shall be substituted for “one-year period” in the definition of “Determination Date.”  The numerator and denominator also are increased for any contributions to a defined contribution plan required to be taken into account under Code Section 416.

                              (iii)    For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the Determination Date, except as provided in Code Section 416 for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant (A) who is a Non-Key Employee but who was a Key Employee in a prior year, or (B) who has not performed services for the Employer or any member of the Controlled Group at any time during the Determination Period will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                              (iv)     Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top Heavy (within the meaning of Code Section 416(g)), such determination shall be made under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Controlled Group, or if (B) there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rate of Code Section 411(b)(1)(C).

          16.2   Minimum Allocation.

                    Except to the extent that the minimum contribution or benefit required of a Top Heavy Plan under Code Section 416 is provided under another plan maintained by the Employer or any member of the Controlled Group, an Employer contribution shall be made for each Plan Year in which this Plan is a Top Heavy Plan to the Employer Contribution Account of each Eligible Employee who is employed on the last day of the Plan Year and who is a Non-Key Employee which is equal to the lesser of (1) 3% of his Compensation; or (2) if neither the Employer nor any member of the Controlled Group maintains a defined benefit plan which designates this Plan to meet the requirements of Code Section 401(a)(4) or 410(b), the largest allocation of contributions and forfeitures, as a percentage of Compensation, for any Key Employee for that year.  For purposes of the 3% minimum allocation, Pre-tax Savings and Employer Matching Contributions shall not be taken into account as employer contributions.  This minimum allocation shall be made notwithstanding an Eligible Employee's failure to make Pre-tax or After-tax Savings.

                    Effective for Plan Years beginning on and after January 1, 2002, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the ACP test and other requirements of section 401(m) of the Code.

          16.3   Minimum Vesting.

                    For any Plan Year prior to January 1, 1990 in which this Plan is a Top-Heavy Plan, the following minimum vesting schedule will automatically apply to the Plan:

Completed Years of Vesting Service	Vested Percentage

2	20%
3	40%
4	60%
5	80%
6	100%

          16.4   Impact on Maximum Benefits.  For any Plan Year beginning before January 1, 2000, in which the Plan is a Top Heavy Plan, the defined benefit plan fraction and the defined contribution plan fraction under Code Section 415(e) shall be determined by substituting “1.00” for “1.25” in the denominator of each of those fractions (provided that such substitution shall not reduce any benefit accrued prior to the first day of the Plan Year in which the Plan becomes Top Heavy), unless

                    (1)     the Plan would not be a Top Heavy Plan if the applicable Top-Heavy Ratio testing percentage were “90%” rather than “60%”; and

                    (2)     the Employer or any other member of the Controlled Group provides a minimum annual accrued benefit in a defined benefit plan or a minimum annual contribution in a defined contribution plan which satisfies Code Sections 416(c) and 416(h)(2).

          16.5   Other Provisions.

                    (1)     The provisions of Paragraphs 16.2 and 16.3 shall not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement unless the application of such Paragraphs has been agreed upon with the collective bargaining agent.

                    (2)     This Article XVI may be amended in any respect and at any time before the Plan becomes a Top-Heavy Plan.  In the event of a determination by statute, court decision (acquiesced in by the Internal Revenue Service) or ruling by the Internal Revenue Service that all or any portion of this Article XVI is not necessary to qualify this Plan under the Code, then this Article XVI, to the extent so determined, shall automatically become inoperative and of no effect.

ARTICLE XVII

VETERANS' RIGHTS

          17.1   Rights.  Effective December 12, 1994 and notwithstanding any provision of the Plan to the contrary, if an Employee is reemployed by the Employer in accordance with Chapter 43 of Title 38 of the United States Code:

                    (1)     the Employee will be treated as not having incurred a Break in Service with the Employer by reason of the Employee's period of Military Leave;

                    (2)     the Employee's period of Military Leave will be deemed service with the Employer for purposes of determining the vested percentage of the Employee’s Individual Account and for the purpose of determining the accrual of benefits under the Plan; and

                    (3)     the Employee shall be entitled to Employer Matching Contributions to the extent the Employee makes Savings Contributions.  No such payment may exceed the amount the Employee would have been permitted to contribute had the Employee remained continuously employed by the Employer through the period of Military Leave.  Any payment to the Plan shall be made during the period beginning with the date of reemployment and whose duration is three times the period of the Military Leave (but not greater than five years).

          17.2   Savings Contributions.

                    (1)     If an Employee is entitled to the benefits of this Article, the Employee shall be permitted to make additional Savings contributions to the Plan (in an amount determined under paragraph (2) below or such lesser amount as is elected by the Employee) during the period which begins on the date of reemployment and has the same length as the lesser of: (a) the product of three and the period of Military Leave which resulted in such rights, and (b) five years, and the Employee shall be entitled to Employer Matching Contributions with respect to any additional Savings contributions made which would have been required had the Savings contributions actually been made during the period of the Military Leave.

                    (2)     The maximum amount of Savings contributions that the Employee may make pursuant to this Article is the maximum amount that the Employee would have been permitted to make under the Plan during the period of Military Leave if the Employee had continued to be employed by the Employer during such period and received compensation as determined under Section 17.2 above.  Proper adjustment shall be made to the amount determined under the preceding sentence for any Savings contributions actually made during the period of such Military Leave.

          17.3   Compensation.  For purposes of calculating benefits under this Article, an Employee who is on Military Leave will be treated as receiving Compensation from the Employer during the period of Military Leave equal to:

                    (1)     the Compensation the Employee would have received during the period if the Employee were not on Military Leave, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of Military Leave; or

                    (2)     if the Compensation the Employee would have received during the period was not reasonably certain, the Employee's average Compensation from the Employer during the 12-month period immediately preceding the Military Leave (or, if shorter, the period of employment immediately preceding the Military Leave).

          17.4   Earnings.

                    Nothing in this Article will be construed as requiring any crediting of earnings to an Employee with respect to any contribution before the contribution is actually made with respect to the period of an Employee's Military Leave.

          17.5   Treatment of Contributions Made Pursuant to this Article.

                    If any contribution is made by the Employer or an Employee pursuant to this Article, then (1) the contribution shall not be subject to any otherwise applicable limitation contained in Section 402(g), 404(a) or 415 and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan or any other plan, with respect to the year in which the contribution is made; (2) the contribution shall be subject to the limitations referred to in (1) with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary), and (3) the Plan shall not be treated as failing to meet the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 by reason of the making of (or the right to make) such contribution.  For purposes of the preceding sentence, any Elective Contribution made pursuant to this Article shall be treated as required by reason of the Employee's rights under Chapter 43.

          17.6   Suspension of Loan Repayments.  A Participant's obligation to repay any loan made to the Participant from the Plan shall be suspended for the Participant's period of Military Leave, without causing the loan to be considered in default.

          Knight-Ridder, Inc. has caused this restatement of the Investment Savings Plan for the Employees of Knight-Ridder, Inc. and Certain Subsidiaries to be executed on the date stated below.

KNIGHT-RIDDER, INC.

By:	/s/ STEVEN J. STEIN

Steven J. Stein Vice President/Human Resources

Date:	June 25, 2003

APPENDIX A

PARTICIPATING EMPLOYERS AS OF JULY 1, 2003

Aberdeen News Company
(Aberdeen American Eagle)

Aboard Publishing, Inc.

Beacon Journal Publishing Company
(Akron Beacon Journal)

Belton Publishing Company
(Belton Star Herald)

Bradenton Herald, Inc. (The)

Cass County Publishing Co., Inc.
(Cass County Democrat-Missourian)

Contra Costa Newspapers, Inc.

Cypress Media, Inc.
(Belleville News-Democrat)
(Ft. Worth Star-Telegram)
(Kansas City Star)
(Wilkes Barre Times Leader)
Mail Advertising Corporation of Abilene (MAC Direct)

Detroit Free Press, Incorporated

Grand Forks Herald, Incorporated

Gulf Publishing Company, Inc.
(Biloxi Sun Herald)

Hills Newspapers, Inc.

Keltatim Publishing Company, Inc.
(Olathe Daily News)

Keynoter Publishing Company, Inc.

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(Florida Keys Keynoter)

The Knight Publishing Co.

Knight Ridder Digital

Knight-Ridder Shared Services, Inc.

Lee's Summit Journal, Inc.

Lexington H-L Services, Inc.

Macon Telegraph Publishing Company

Monterey Newspapers, Inc.
(Monterey County Herald)
(San Luis Obispo Telegram-Tribune)

Nittany Printing & Publishing Company
(State College Centre Daily Times)

Northwest Publications, Inc.
(Duluth New-Tribune)
(Saint Paul Pioneer Press)
Twin Cities Shopper, Inc.

Nortex, Inc.
(Mansfield News Mirror)

Observer Transportation Company
(The Charlotte Observer)

Philadelphia Newspapers, Inc.
(Inquirer)
(Daily News)
Consumer and Community Publishing, Inc. d/b/a
Broadstreet Community Newspapers
Marketplace Advertising, Inc.
Philly Tech, Inc.

R.W. Page Corporation
(Columbus Ledger-Enquirer)

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San Jose Mercury-News, Inc.

State-Record Company, Inc.
(Columbia State)

Sun Publishing Company, Inc.
(Myrtle Beach Sun News)

Tallahassee Democrat, Inc.

Times Leader Community Newspaper Group, LLC

Wichita Eagle and Beacon Publishing Company, Inc.

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APPENDIX B

AFFILIATED COMPANIES
as of July 1, 2003

Ft. Wayne Newspapers, Inc.

Detroit Newspaper Agency

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APPENDIX C

SPECIAL PROVISIONS -
ACQUIRED AND SOLD COMPANIES, MERGED PLANS, ETC.

C.1     San Jose Negotiated Savings Plan.  Effective October 1, 1995, the Investment Savings  Plan for Affiliated Employees of the San Jose Mercury-News, Inc. (the “San Jose Negotiated Savings Plan”) was merged into this Plan.

          (1)     Effective October 1, 1995, any employee of the San Jose Mercury-News, Inc. who:

                    (a)     is represented by the San Francisco Web Pressmen & Prepress Workers Union Local 4, San Jose Newspaper Guild Local 98, Northern California Mailers' Union Local 15, Bay Area Typographical Union Local 21, or Sales Delivery Drivers, Warehousemen & Helpers Local 296; and

                    (b)     immediately prior to October 1, 1995 was a participant in the San Jose Negotiated Savings Plan or on or after October 1, 1995 has met the eligibility requirements of Article III shall be eligible to participate in the Plan subject to (2) below.

          (2)     Notwithstanding any provision in this Plan to the contrary, an employee specified in (1) above shall participate in the Plan subject to the following modifications:

                    (a)     for any such Employee, Pre-tax Savings may be any whole percentage of Compensation up to 50%, subject to the limits of Article XI; and

                    (b)     no such Employee shall be eligible to make After-tax Savings or receive Employer Matching Contributions.

C.2     VU/TEXT Information Services, Inc.

          (1)     Each employee of VU/TEXT Information Services, Inc. who was a participant in the Investment Savings Plan for Employees of Knight-Ridder Information Services, Inc. immediately prior to January 1, 1996 became a participant in this Plan on January 1, 1996 and their account balances under that plan were transferred to this Plan.

          (2)     Only for distributions occurring before October 1, 2003, in addition to the optional forms of distribution otherwise available under Paragraph 8.5, a Participant described in 1 above may elect to receive his distribution in the following form:

          A Participant who becomes entitled to receive distribution under the provisions of Paragraph 8.1 or 8.2 or upon an Early Retirement Date, may prior to Termination of Employment for such

5

reason and subject to provisions hereinafter set forth, elect that the vested balance of his Individual Account be paid to him in 60, 120, 180 or 240 equal monthly installments commencing as of the first day of the month following Termination of Employment, provided that the amount of the first of such payments is not less than $30.  In the event that a Participant dies prior to his Benefit Commencement Date, the Participant's election of such method of payment shall become inoperative and payment shall be made to the Participant's Beneficiary in accordance with Article IX.  In the event that a Participant dies on or after his Benefit Commencement Date but before payment to him of all payments due him, the remaining balance of his vested Individual Account shall be paid in one lump sum cash payment to his Beneficiary.  Election of such method of payment must be made by filing the appropriate form with the Administrative committee prior to Termination of Employment.  A Participant may elect to revoke his election of such method of payment before payment to him of all payments due him by filing the appropriate form with the Administrative Committee.  In such event, the remaining balance of the Participant's Individual Account  shall be paid in one lump sum cash payment to the Participant.  Notwithstanding anything to the contrary contained herein, such monthly installments payments shall be suspended when a Participant is rehired by an Employer and elects to resume Savings to the Plan. Upon subsequent Termination of Employment, such Participant may elect any optional form of payment under the Plan for which he is eligible.  Notwithstanding any other provision of this Paragraph to the contrary, the period of such installment payments shall be limited to the extent required by Code Section 401(a)(9).

C.3     Knight-Ridder Financial, Inc.  As a result of the sale of 100% of the outstanding stock of Knight-Ridder Financial, Inc. (“KRF”) to Global Financial Information Corporation (“GFI”) on July 26, 1996, employees of KRF and its United States subsidiaries (the “KRF Group”) no longer are eligible to participate in the Plan.  GFI will maintain, or will cause one of its affiliated entities to maintain, for the benefit of employees of the KRF Group, a qualified retirement plan containing provisions similar to those of the Plan (“Buyer's Plan”).

          Effective as of July 26, 1996, the Employer Contribution Account balances of all Active Employees of any member of the KRF Group for whom an Employer Contribution Account is maintained under the Plan will become 100% vested and will not be subject to forfeiture for any reason.  For this purpose, the term “Active Employees” means all employees designated on the records of any member of the KRF Group as of July 26, 1996 as Active Employees, including, without limitation, those employees on vacation leave, paid or unpaid leave of absence, sick leave, short-term disability leave, layoff or workers' compensation or similar leave and those employees not regularly scheduled to perform service for any member of the KRF Group on July 26, 1996, whether or not such employees return to perform service for any member of the KRF Group after July 26, 1996.  Employees designated on the records of any member of the KRF Group as retirees or as on long-term disability leave are not Active Employees for this purpose.

C.4     Cypress Media, LLC  On May 9, 1997, Knight-Ridder, Inc. acquired 100% of the stock of ABC Media, Inc., now known as Cypress Media, Inc., and employees of the Kansas City Star, the Ft. Worth Star-Telegram Group, the Belleville News-Democrat Group and the Wilkes-Barre Times-Leader Group, which are owned by Cypress Media, L.L.C., became employees of the Knight-Ridder, Inc. controlled group and potentially eligible to participate in the Plan.  This Appendix contains special provisions concerning such employees, who are hereinafter referred to as “Cypress Media Employees.”

6

          (1)     Participation and Vesting of Cypress Media Employees.  As new employees of the Knight-Ridder, Inc. controlled group, Cypress Media Employees normally would be eligible to participate in the Plan after completion of one Year of Eligibility Service, as provided in Article III of the Plan.  Notwithstanding the normal rules governing participation in Article III of the Plan, the following provisions apply to Cypress Media Employees:

                    (a)     Each Cypress Media Employee who was employed in the ABC Media, Inc. controlled group on May 9, 1997 and who on that date was an active participant in the Capital Cities/ABC, Inc. Savings and Investment Plan (the “Seller's 401(k) Plan”) shall be eligible to participate in the Plan effective May 10, 1997.  For purposes of this Appendix, “active participants” means those eligible employees who as of May 9, 1997 were listed on the records of the Seller's 401(k) Plan as having on file current and active employee salary deferral contribution elections.  Each such Cypress Media Employee's salary deferral contribution election made with respect to the Seller's 401(k) plan and effective on May 9, 1997 shall be deemed made with respect to the Plan on May 10, 1997.

                    (b)     Effective May 10, 1997, each Cypress Media Employee who (i) was employed in the ABC Media, Inc. controlled group on May 9, 1997, (ii) became employed in the Knight-Ridder, Inc. controlled group effective May 10,1997 and (iii) will qualify as an Eligible Employee under the Plan, shall receive credit for all service rendered for an employer of the ABC Media, Inc. controlled group as if such service were rendered for Cypress Media, L.L.C. for purposes of determining (i) the employee's eligibility to participate in the Plan and (ii) the employee's vesting service and vested percentage in the employee's Employer Contribution Account.

                    (c)     The Employer Contribution Account balances of each Cypress Media Employee who was eligible to participate in the Plan on July 1, 1997 and who elected beginning no later than July 1, 1997 to make an employee salary deferral contribution to the Plan shall be 100% vested and will not be subject to forfeiture for any reason.  The vested percentage of the Employer Contribution Account balance of every other Cypress Media Employee shall be determined under Article VI of the Plan without regard to this Appendix.

          (2)     Investment Funds.  In connection with the transfer to the Plan from the Seller's 401(k) Plan of the account balances of the Cypress Media Employees, the Plan will accept the transfer of The Walt Disney Company Common Stock (the “Disney Stock”) allocated to the accounts of Cypress Media Employees.  For the limited purposes provided herein, the Disney Stock shall be a permitted investment of Cypress Media Employees.  Cypress Media Employees shall be permitted to continue investment of their account balances in the Disney Stock and shall be permitted to sell the Disney Stock but shall not be permitted to acquire additional Disney Stock except as may result from stock dividends, recapitalization, etc.

          (3)     Additional Optional Form of Distribution.  Only for distributions occurring before October 1, 2003, in addition to the optional forms of distribution provided at Section 8.5 of the Plan, a Cypress Media Employee who was employed on May 10, 1997 may elect to receive his distribution from the Plan attributable to his account balance transferred from the Seller's Plan in installment payments. If distribution is made in installments, then the amount of the installment to be distributed

7

each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his designated Beneficiary.  Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Treasury Regulations section 1.72-9, Table V and VI or, in the case of payments under a contract issued by an insurance company, by use of the life expectancy tables of the insurance company.  For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, but the life expectancy of a nonspouse Beneficiary may not be recalculated.  If the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

C.5     Boulder Publishing, Inc. and Monterey Newspapers, Inc.

           (1)     Vesting of Boulder Employees.  As a result of the exchange on August 24, 1997 of substantially all of the assets of Knight-Ridder, Inc. subsidiary Boulder Publishing, Inc. (“Boulder”), renamed Monterey Newspapers, Inc. (“Monterey Newspapers”), for substantially all of the assets of the Monterey County Herald Company, which publishes the Monterey County Herald (“Monterey County Herald”) and the San Luis Obispo Telegram-Tribune (“San Luis Obispo”), employees of Boulder ceased eligibility to participate in the Plan.  Effective as of August 24, 1997, the Employer Contribution Account balances of all former employees of Boulder who accepted the offer of employment of Monterey County Herald Company and for whom an Employer Contribution Account was maintained under the Plan on that date will become 100% vested and will not be subject to forfeiture for any reason.

          (2)     Participation and Vesting of Monterey Employees.  As new employees of the Knight-Ridder, Inc. controlled group, employees of Monterey Newspapers normally would be eligible to participate in the Plan after completion of one Year of Eligibility Service, as provided in Article III of the Plan.  Notwithstanding the normal rules governing participation in Article III of the Plan, the following provisions apply to certain employees of Monterey Newspapers formerly employed by Monterey County Herald and San Luis Obispo:

                    (a)     Except as provided in the following sentence, all employees of Monterey Newspapers on October 1, 1997 shall be eligible to participate in the Plan on October 1, 1997.  Those employees of Monterey Newspapers who are not regularly scheduled to work more than 1,000 Hours of Service during a Plan Year, except employees those employees represented by the bargaining units named in subsection (d), below, shall not be eligible to participate October 1, 1997 but shall be eligible to participate in the Plan as provided in Article III thereof without regard to this Appendix.

                    (b)     The Employer Contribution Account balances of each employee of Monterey Newspapers who is eligible to participate in the Plan effective October 1, 1997 pursuant to subsection (a) and who elects to participate in the Plan effective October 1, 1997 shall be 100% vested and will not be subject to forfeiture for any reason.  The vested percentage of the Employer Contribution Account balance of every other employee of Monterey Newspapers shall be determined under Article VI of the Plan without regard to this Appendix.

8

                    (c)     Each employee of Monterey Newspapers formerly employed by the Monterey County Herald or San Luis Obispo on August 24, 1997 who was not eligible to participate on that date in their former employer's plan that contains features described in Section 401(k) of the Internal Revenue Code (the “Seller's 401(k) Plan”) but who will qualify as an Eligible Employee under the Plan shall, effective October 1, 1997, receive credit for all service rendered for the Monterey County Herald or San Luis Obispo as if such service were rendered for Monterey Newspapers for purposes of determining (i) the employee's eligibility to participate in the Plan and (ii) the employee's vesting service and vested percentage in the employee's Employer Contribution Account.

                    (d)     Each employee of Monterey Newspapers who will qualify as an Eligible Employee under the Plan and who (i) formerly was employed by the Monterey County Herald but was not eligible to participate in the Seller's 401(k) Plan on August 24, 1997 because the employee was a member of a collective bargaining unit and covered by a collective bargaining agreement, that is, an employee formerly represented by (A) the San Jose Newspaper Guild, Local Number 98, (B) the Graphic Communications International Union, San Francisco Web Pressmen and the Prepress Workers Union Local Number 4 or (C) Monterey Bay Area Typographical Union Number 651, or (ii) was hired after August 24, 1997 and who is represented by such bargaining units, shall be eligible to participate in the Plan as provided in this Appendix but shall not be eligible to receive an allocation of Employer Matching Contributions.

C.6     Marketplace Advertising, Inc.

          (1)     Participation.  As new employees of the Knight-Ridder, Inc. controlled group, employees of Marketplace Advertising, Inc. normally would be eligible to participate in the Plan after completion of one Year of Eligibility Service, as provided in Article III of the Plan.  Notwithstanding the normal rules governing participation in Article III of the Plan, effective May 8, 1997, service with Marketplace Advertising, Inc. before it became a member of the Knight-Ridder, Inc. controlled group shall be counted for purposes of determining the eligibility of employees of Marketplace Advertising, Inc. to participate in the Plan.

          (2)     Employer Matching Contributions.  Notwithstanding anything to the contrary in Section 4.2, an Employer Matching Contribution may be made by Marketplace Advertising, Inc. (the “Employer”) on behalf of each of its Eligible Employees who is a Participant in an amount equal to such percentage (including no percentage), as determined by the Employer in its sole discretion, of that Participant's Matched Savings for each payroll period.  Notwithstanding anything to the contrary in Section 2.43 to the contrary, Matched Savings shall mean a Participant's Savings for any payroll period not in excess of such percentage (including no percentage), as determined by the Employer in its sole discretion.

C.7     Hills Newspapers, Inc.  Effective October 1, 1998, Hills Newspapers, Inc. elected with the consent of the Management Committee to participate in the Plan.  This Appendix contains special provisions concerning employees of Hills Newspapers, Inc., who are hereinafter referred to as “Hills Newspapers Employees.”

9

          (1)     Participation and Vesting of Hills Newspapers Employees.  As newly eligible employees of the Knight-Ridder, Inc. controlled group, Hills Newspapers Employees normally would be eligible to participate in the Plan only after completion of one Year of Eligibility Service, as provided in Article III of the Plan and their vesting service would be governed by Article VI of the Plan.  Notwithstanding the normal rules governing participation and vesting in the Plan, the following provisions apply to Hills Newspapers Employees:

                    (a)     Each Hills Newspapers Employee who was actively employed on October 1, 1998 and who otherwise met the definition of “Eligible Employee” under Section 2.17  of the Plan shall be eligible to participate in the Plan effective October 1, 1998.

                    (b)     Effective October 1, 1998, each Hills Newspapers Employee described in paragraph (a) above shall receive credit for all service rendered for Hills Newspapers, Inc. for purposes of determining the employee's vesting service and vested percentage in the employee's Employer Contribution Account.

C.8     Philadelphia Small Companies   (Apartment Solutions, Inc., Apartment Hunter, Philly Tech, ProMedia Publishing Company, IT-HR Media Corporation, Consumer & Community Publishing, Inc. (the “Philadelphia Small Companies”)).

          (1)     Participation.  As newly eligible employees of the Knight-Ridder, Inc. controlled group, employees of the Philadelphia Small Companies normally would be eligible to participate in the Plan only after completion of one Year of Eligibility Service, as provided in Article III of the Plan.  Notwithstanding the normal rules governing participation in the Plan, each employee of the Philadelphia Small Companies who was actively employed on December 1, 1998 and who otherwise met the definition of “Eligible Employee” under Section 2.17 of the Plan on that date shall be eligible to participate in the Plan effective December 1, 1998.

          (2)     Employer Matching Contributions. Except as provided below, no Employer Matching Contributions shall be made by any Philadelphia Small Company.

          (3)     Vesting.  Service completed with ProMedia Publishing Company and/or Consumer & Community Publishing, Inc. shall be credited as Vesting Service under the Plan with respect to each employee of the Philadelphia Small Companies who was actively employed on December 1, 1998.

                    Promedia Publishing Company and consumer & Community Publishing, Inc. may make an Employer Matching Contribution on behalf of each of its Eligible Employees who is a Participant in an amount equal to such percentage (including no percentage), as determined by the company in its sole discretion, of that Participant's Matched Savings for each Plan Year.  Notwithstanding anything to the contrary in Section 2.43, Matched Savings shall mean a Participant's Savings for the Plan Year not in excess of such percentage (including no percentage), as determined by ProMedia Publishing Company or Consumer & community Publishing, Inc., in its sole discretion.

C.9     Bay Area Media Inc.  Effective December 1, 1998, Bay Area Media, Inc. elected with the consent of the Management Committee to participate in the Plan.  This Appendix contains special

10

provisions concerning such employees, who are hereinafter referred to as “Bay Area Media Employees.”

          (1)     Participation and Vesting of Bay Area Media Employees.  As newly eligible employees of the Knight-Ridder, Inc. controlled group, Bay Area Media Employees normally would be eligible to participate in the Plan only after completion of one Year of Eligibility Service, as provided in Article III of the Plan and their vesting service would be governed by Article VI of the Plan.  Notwithstanding the normal rules governing participation and vesting in the Plan, the following provisions apply to Bay Area Media Employees:

                    (a)     Each Bay Area Media Employee who was actively employed on December 1, 1998 and who otherwise met the definition of “Eligible Employee” under Section 2.17 of the Plan shall be eligible to participate in the Plan effective December 1, 1998.

                    (b)     Effective December 1, 1998, each Bay Area Media Employee described in paragraph (a) above shall receive credit for all service rendered for Bay Area Media, Inc. for purposes of determining the employee's vesting service and vested percentage in the employee's Employer Contribution Account.

C.10     Knight-Ridder Digital f/k/a KnightRidder.com, Inc.      Effective April 1, 2000,  Knight-Ridder Digital (f/k/a/ KnightRidder.com, Inc.) elected with the consent of the Management Committee to participate in the Plan.  This Appendix contains special provisions concerning employees of Knight-Ridder Digital each of whom is hereinafter referred to as a “Digital Employee.”

          (1)     Notwithstanding anything to the contrary in Section 3.1 of the Plan, a Digital Employee shall become eligible to participate effective with the payroll period following the Employee's submission of appropriate enrollment materials.

          (2)     Notwithstanding anything to the contrary in Section 4.2 of the Plan, an Employer Matching Contribution shall be made on behalf of each Digital Employee who is a Participant in the Plan and who is not an active participant in the Retirement Plan for Employees of Knight-Ridder, Inc. and Certain of its Subsidiaries in an amount equal to 75% of that Participant's Matched Savings for each payroll period, subject to the limitations of Article XI.  If, and at such time as, a Digital Employee leaves the employ of Knight-Ridder Digital, Inc. and becomes an employee of another entity that is in the Controlled Group with Knight-Ridder, Inc. or that is an Affiliated Company, the amount of his or her Employer Matching Contributions, if any, shall be determined in accordance with the terms of the Plan that pertain to employees of such other entity, and not in accordance with this Appendix.

          (3)     Notwithstanding anything to the contrary in Section 6.2 of the Plan, the Vested Percentage of a Participant who is a Digital Employee in his or her Employer Contribution Account shall be determined as follows:

11

Years of Vesting Service	Vested Percentage of Employer Contribution Account

Less than 2	0%
2 or More	100%

          The vesting schedule shown above shall apply to all contributions allocated to the Employer Contribution Account of a Participant who is, or ever was a Digital Employee, including contributions made for the period that the Participant was employed by another entity that is in the Controlled Group with Knight-Ridder, Inc. or that is an Affiliated Company.

C.11     Union and Guild Employees of Philadelphia Newspapers, Inc. Effective August 1, 2000, the Philadelphia Newspapers, Inc. Investment Savings Plan for Employees Represented by the Newspaper Guild and the Philadelphia Newspapers, Inc. Investment Savings Plan for Union Employees were merged with and into the Knight-Ridder Plan, and Philadelphia Newspapers, Inc. elected with the consent of the Management Committee to participate in the Plan with respect to its employees who are represented by any union that has agreed that its members shall be eligible to participate in the Knight-Ridder Plan.

          This Appendix contains special provisions concerning employees of Philadelphia Newspapers, Inc. who are represented by said unions, each of whom is hereinafter referred to as a “PNI Union/Guild Employee.”

          (1)     Vesting.  Notwithstanding anything in the Plan to the contrary, a PNI Union/Guild Employee shall at all times have a 100% vested interest in that portion of his account, if any, which is attributable to Employer contributions.

          (2)     Normal Retirement Age.  Notwithstanding anything in Section 2.45 of the Plan to the contrary, Normal Retirement Age for a PNI Union/Guild Employee shall mean age 62.

          (3)     No Matching Contributions on After-Tax Savings.  Notwithstanding anything in Section 4.2 of the Plan to the contrary, PNI Union/Guild Employees shall not be eligible to receive Employer Matching Contributions with respect to any After-Tax Savings made to the Plan.

          (4)     Contributions by PNI

                    (a)     Contributions by PNI shall be made only if, when, and to the extent that such  contributions are required under the terms of the collective bargaining agreement or any similar agreement between PNI and a given union or guild which is then in effect (the ☐Agreement ☐).

                    (b)     For any Plan Year for which contributions by PNI are required under the terms of any Agreement, PNI shall pay to the Plan an amount which is equal to the amount stipulated in that Agreement.

                    (c)     Contributions by PNI shall be allocated to a Participant's Account in accordance with the terms of the relevant Agreement.

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          (5)     The following provision shall apply in lieu of Paragraph 8.4(1) with respect to a PNI Union/Guild Employee whose Benefit Commencement Date is prior to July 1, 2001:

          8.4(1)  Normal Form of Distribution.  Distribution to a Participant who has incurred a Total and Permanent Disability or terminated Employment shall be made in the form of a Qualified Retirement Annuity, unless, in accordance with Subparagraph 8.4(2), the Participant elects an optional form of distribution available under Paragraph 8.5.

          (6)     The following provision shall apply in lieu of Paragraph 9.2(1) to a PNI Union/Guild Employee who dies before July 1, 2001 :

          9.2(1)            Form of Payment.  Distribution to a Participant's Beneficiary shall be made in the form of a Single Life Annuity for the Beneficiary's lifetime, unless the Beneficiary elects to receive the distribution in any of the optional forms of payment, other than the 50% Joint and Survivor Annuity, which would have been available to the Participant under Article VIII.

          (7)     Notwithstanding anything to the contrary in the Plan, the following shall apply with respect to any loan made by the Plan to a PNI Union/Guild Employee prior to July 1, 2001: If a PNI Union/Guild Employee is married on the date the loan is made, the PNI Union/Guild Employee must obtain Spousal Consent to the loan within the 90-day period before the making of the loan.  A new Spousal Consent shall be required for any renegotiation, extension, renewal or other revision of a loan made prior to July 1, 2001.

          (8)     Notwithstanding anything to the contrary in the Plan or the Plan's loan policy, no new loan shall be made to a PNI Union/Guild Employee after August 1, 2000, if he or she already has more than one outstanding loan from the Plan.

C.12     Union and Guild Employees of the Beacon Journal Publishing Company, Inc.  Effective November 3, 2000, the Investment Savings Plan for Certain Hourly Employees of The Beacon Journal Publishing Company (the “Beacon Journal Plan”) was merged with and into the Knight-Ridder Plan, and the Beacon Journal Publishing Company, Inc. (the “Beacon Journal”) elected with the consent of the Management Committee to participate in the Plan with respect to its employees who are represented by any union that has agreed that its members shall be eligible to participate in the Knight-Ridder Plan.

          This Appendix contains special provisions concerning employees of the Beacon Journal who are represented by said unions, each of whom is hereinafter referred to as a “Beacon Journal Union/Guild Employee.”

          (1)     Compensation.  Notwithstanding anything in Section 2.12 of the Plan to the contrary, the Compensation taken into account for purposes of the Plan for any Beacon Journal Union/Guild Employee shall mean the Employee's straight-time base pay, before reduction for any amounts

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deferred pursuant to an election by the Employee under Code Section 125 or 401(k), and adjusted as may be required by Code Section 401(a)(17).

          (2)     Early Retirement Age.  Notwithstanding anything in Section 2.16 of the Plan to the contrary, Early Retirement Age shall mean:

                    (a)     age 55 and the completion of ten years of Vesting Service for a Beacon Journal Union/Guild Employee who is a Composing Room Employee and is covered by a collective bargaining agreement between the Beacon Journal and the Akron Typographic Union #182; and

                    (b)     age 60 and the completion of ten years of Vesting Service for all other Beacon Journal Union/Guild Employees.

          (3)     Normal Retirement Age.  Notwithstanding anything in Section 2.45 of the Plan to the contrary, Normal Retirement Age shall mean:

                    (a)     age 62 for a Beacon Journal Union/Guild Employee who is a Composing Room Employee covered by a collective bargaining agreement between the Beacon Journal and the Akron Typographical Union #182, and

                    (b)     age 65 for all other Beacon Journal Union/Guild Employees.

          (4)     Contributions by the Beacon Journal.

                    (a)     Contributions by the Beacon Journal shall be made only if, when, and to the extent that such contributions are required under the terms of the collective bargaining agreement or any similar agreement between the Beacon Journal and a given union or guild which is then in effect (the “Agreement”).

                    (b)     For any Plan Year for which contributions by the Beacon Journal are required under the terms of any Agreement, the Beacon Journal shall pay to the Plan an amount which is equal to the amount stipulated in that Agreement.

                    (c)     Contributions by the Beacon Journal shall be allocated to a Participant's Account in accordance with the terms of the relevant Agreement.

          (5)     Notwithstanding anything to the contrary in the Plan or the Plan's loan policy, no new loan shall be made to a Beacon Journal Union/Guild Employee after November 3, 2000, if he or she already  has more than one outstanding loan from the Plan.

C.13   Lee's Summit Journal, Cass County Democrat-Missourian and Belton Star-Herald.

          Employees of Lee's Summit Journal, Cass County Democrat-Missourian and Belton Star-Herald (“Inland Industries Employees”) shall become eligible to participate in the Plan, effective July 31, 2000.  Credit for service with any of said entities shall be counted for purposes of vesting under this Plan, but not for purposes of eligibility to participate.

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          Any Inland Industries Employee who meets the service requirement for participation on July 31, 2000, and elects to participate as of that date shall be 100% vested in his or her Plan account, including that portion attributable to participation in the Inland Industries, Inc. 401(k) Savings Plan that is transferred to this Plan, and any Employer contributions allocated to the employee's account after July 31, 2000.

          Any Inland Industries Employee who does not meet the service requirement as of July 31, 2000, or who meets the service requirement but does not elect to participate as of July 31, 2000, shall be 100% vested in that portion of his or her Plan account that is attributable to participation in the Inland Industries, Inc. 401(k) Savings Plan, and shall vest in Employer contributions allocated to the employee's account after July 31, 2000, in accordance with the schedule set forth in Section 6.2 of this Plan.

C.14   Twin Cities Shopper, Inc.

          (1)     Employer Matching Contributions. Notwithstanding anything to the contrary in Section 4.2, an Employer Matching Contribution may be made by the Twin Cities Shopper, Inc. on behalf of each of its Eligible Employees who is a Participant in an amount equal to such percentage (including no percentage), as determined by the Twin Cities Shopper in its sole discretion, of that Participant's Matched Savings for each payroll period.  Notwithstanding anything to the contrary in Section 2.43, Matched Savings shall mean a Participant's Savings for any payroll period not in excess of such percentage (including no percentage), as determined by Twin Cities Shopper, Inc. in its sole discretion.

          (2)     Vesting.  Notwithstanding anything to the contrary in Article VI, Participants who are employees of the Twin Cities Shopper, Inc. shall be 100% vested in their Matching Contributions Account after completion of one year of Vesting Service.

C.15   Times Leader Community Newspaper Group, LLC.

          Notwithstanding anything to the contrary in Section 4.2, Times Leader Community Newspaper Group, LLC may make an Employer Matching Contribution on behalf of each of its Eligible Employees who is a Participant in an amount equal to such percentage (including no percentage and not exceeding 50%), as determined by the Employer in its sole discretion, of that Participant's Matched Savings for each payroll period.  Notwithstanding anything to the contrary in Section 2.43, Matched Savings shall mean a Participant's Savings for the Plan Year not in excess of such percentage (including no percentage and not exceeding 6%), as determined by the Employer, in its sole discretion.

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APPENDIX D

          Each of the plans listed below was merged with and into the Investment Savings Plan for Employees of Knight-Ridder, Inc. and Certain Subsidiaries (the “ISP”) on or after the effective dates of one or more of the following statutes:  the Uruguay Round Agreements Act (General Agreement on Trades and Tariffs), Uniformed Services Employment and Reemployment Rights Act of 1994, Small Business Job Protection Act of 1996, Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998 (collectively, “GUST”).  The purpose of this Appendix D is to update each of the plans, as necessary, for compliance with GUST for the years after the effective date of the statute and prior to the plan's merger into the ISP.

Plans to Which This Appendix D Applies

Investment Savings Plan for Affiliated Employees of the San Jose Mercury-News, Inc.

Capital Cities/ABC, Inc. Savings and Investment Plan
Hills Newspapers, Inc. 401(k) Plan
Philadelphia Newspapers, Inc. Investment Savings Plan for Employees Represented by the Newspaper Guild
Philadelphia Newspapers, Inc. Investment Savings Plan for Union Employees
Investment Savings Plan for Certain Hourly Employees of the Beacon Journal Publishing Company
St. Paul Pioneer Press Division of Northwest Publications, Inc. Mechanical Employees Savings Plan
St. Paul Pioneer Press Division of Northwest Publications, Inc. Mailers Employees Savings Plan

          For purposes of this Appendix D, the term “plan” refers to each of the plans listed above, unless otherwise specified.  The term “employer” means the respective sponsor of each plan, unless otherwise specified.

          (1)     Special Rules Relating to Veterans' Rights Under USERRA.  Effective December 12, 1994, the provisions of Article XVII of the ISP (pertaining to the special rules relating to veterans' rights) shall apply to each plan.

          (2)     Defined Contribution Dollar Limitation.  Effective for limitation years beginning after December 31, 1994, the provisions of Section 11.6 of the ISP (pertaining to the defined contribution dollar limitation of Code Section 415(c)) apply to each plan.

          The following paragraphs 3 through 15 do not apply to the Investment Savings Plan for Affiliated Employees of the San Jose Mercury-News, Inc. and the Capital Cities/ABC, Inc. Savings and Investment Plan because those plans were merged with and into the ISP prior to the provisions' effective dates.

          (3)     Definition of Highly Compensated Employee.  Effective for plan years beginning after December 31, 1996, the definition of “Highly Compensated Employee” in Section 11.1 of the ISP shall apply to each plan.  The employer did not make the top-paid group election with respect to any plan year.  The employer did not make the calendar year data election, in lieu of using the

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immediately preceding plan year for purposes of determining who is a Highly Compensated Employee on account of the employees' compensation exceeding $80,000, for any plan year.

          (4)     Elimination of Family Aggregation Rules.  Effective for plan years beginning after December 31, 1996, any reference to the family aggregation rules required by Section 414(q)(6) of the Code are deleted from each plan.

          Effective for plan years beginning after December 31, 1996, the provisions of each plan regarding the compensation limit of Code Section 401(a)(17) are amended to delete the requirement that certain family members (i.e. the spouse and lineal descendants who have not attained age 19 before the close of the plan year) be aggregated with certain Highly Compensated Employees and be treated as a single participant for purposes of applying the compensation limit for a plan year.  The spouse of such participants and any lineal descendants (including those descendants who have not attained age 19 before the close of the plan year) will be treated as separate participants for purposes of applying the limitation on compensation for a plan year.

          (5)     Required Minimum Distributions.  Effective for calendar years beginning after December 31, 1996, each plan is amended to provide that a participant who is not a 5% owner and who attains the age of 70½   after 1995 may elect in writing by April 1 of the calendar year following the year in which the participant attained age 70½  (or by December 31, 1997 in the case of a participant attaining age 70½ in 1996) to defer distribution until April 1 of the calendar year following the calendar year in which the participant retires.  If no such written election is made, the participant will begin receiving distributions by April 1 of the calendar year following the year in which the participant attained age 70½  (or by December 31, 1997, in the case of a participant attaining age 70½ in 1996).

          The required beginning date for a participant who is a 5% owner (as described in Code Section 416(i)) remains April 1 of the calendar year following the calendar year in which the participant attains age 70½.

          (6)     Special Rule Relating to Time for Written Explanation.  Effective for plan years beginning after December 31, 1996, the written explanation described in Section 417(a)(3)(A) of the Code may be provided after the annuity starting date.  The applicable 90-day election period to waive the qualified joint and survivor annuity (“QJSA”) described in Section 417(a)(6)(A) of the Code, if the QJSA is offered under the plan, shall not end before the 30th day after the date on which the explanation is provided.  A participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date if the following requirements are met:

                    (a)      the plan administrator provides information clearly indicating that the participant has the right to consider for at least 30 days whether to waive the qualified joint and survivor annuity (QJSA) and consent to a form of distribution other than a QJSA.

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                    (b)     the participant is permitted to revoke an affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the seven day period that begins the day after the explanation of the QJSA is provided to the participant.

                    (c)     the annuity staring date is after the date that the explanation of the QJSA is provided to the participant.  However, this requirement will not have to be satisfied in situations where the first option above is satisfied; and

                    (d)     distribution begins, in accordance with the affirmative distribution election, more than seven days after explanation of the QJSA is provided.

          (7)     Definition of Leased Employee.  Effective for plan years beginning after December 31, 1996, “leased employee” shall mean any individual who pursuant to an agreement between the Employer and any other person has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and the services are performed under the primary direction or control of the Employer.

          (8)     Elimination of Minimum Participation Rule.  Effective for plan years beginning after December 31, 1996, the minimum participation rule of Code Section 401(a)(26) is deleted from each plan.

          (9)     Restrictions on Cash Outs.  Effective for plan years beginning after August 5, 1997, each plan may cash out a participant’s benefit, regardless of whether the participant has consented to the distribution, if the value of the benefit does not exceed $5,000.

          (10)    Correction of ADP Nondiscrimination Test.  Effective for plan years beginning after December 31, 1996, the provisions of Section 11.3(3) of the ISP (relating to distribution of excess contributions to Highly Compensated Employees) shall apply to each plan.

          (11)    Correction of ACP Nondiscrimination Test.  Effective for plan years beginning after December 31, 1996, the provisions of Section 11.4(3) (relating to distribution of excess aggregate contributions to Highly Compensated Employees) shall apply to each plan.

          (12)    Code Section 415 Compensation.  Effective for limitation years beginning after December 31, 1997, for purposes of applying the limitations of Code Section 415, compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of Code Section 125 or 457.

          (13)    Hardship Distributions Not Eligible for Rollover.  Effective for calendar years beginning after December 31, 1998, an eligible rollover distribution described in Code Section 402(c)(4), which the participant may elect to rollover to another plan pursuant to Code Section

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401(a)(31), excludes hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV) that are attributable to the participant's elective contributions under Regs. Section 1.401(k)-1(d)(2)(ii).

          (14)    Elimination of Code Section 415(e) Limitations.  Effective for plan years beginning after December 31, 1999, the limitations of Code Section 415(e) are deleted from each Plan.

          (15)     Election of Current Year Testing Method.  In performing the nondiscrimination testing required under Code Sections 401(k)(3) and 401(m) for plan years beginning on and after January 1, 1997, and prior to the plan's merger into the ISP, the actual deferral percentage (ADP) and actual contribution percentage (ACP) for the current plan year will be used for Highly Compensated Employees.  The ADP and ACP for the current plan year also will be used for Non-highly Compensated Employees, except as provided below:

                    (a)     The ADP and ACP of the Non-Highly Compensated Employees participating in the Hills Newspapers, Inc. 401(k) Plan will be as shown below:

Plan Year	Current Year/Prior Year Election

1997	Prior Year
1998	Prior Year
1999	Merged

                    (b)     The ADP of the Non-Highly Compensated Employees participating in the Philadelphia Newspapers, Inc. Investment Savings Plan for Union Employees will be as shown below:

Plan Year	Current Year/Prior Year Election

1997	Current Year
1998	Current Year
1999	Prior Year
2000	Merged

                    (c)     The ADP of the Non-Highly Compensated Employees participating in the Investment Savings Plan for Certain Hourly Paid Employees of the Beacon Journal will be as shown below:

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Plan Year	Current Year/Prior Year Election

1997	No HCEs
1998	Current Year
1999	Current Year
1999	Merged

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APPENDIX E

SPECIAL PROVISIONS NEGOTIATED FOR
MEMBERS OF COLLECTIVE BARGAINING UNITS

The following provisions pertain to members of bargaining units covered by collective bargaining agreements that provide for coverage in the Plan and specify eligibility requirements, vesting schedules or contributions that differ from general Plan provisions.  In each case the collective bargaining agreement (“CBA”) and any amendments to the CBA are incorporated into the Plan by reference, to the extent that they pertain to the Plan.  In the event of a conflict between the provisions of a CBA and the Plan, the provisions of the CBA shall govern.  Each of the provisions below is effective as of the date specified in the CBA.  With respect to members of bargaining units whose terms and conditions of employment are not reflected in collective bargaining agreements, references below to a CBA shall be deemed to refer to such terms and conditions.

E.1     Eligibility Requirements.  Notwithstanding anything to the contrary in Article III, Eligible Employees who are members of the following unions are eligible to participate in the Plan after completion of the requirement(s) described below:

          1.      Philadelphia Newspapers, Inc. IBT Local #628 Drivers – The requirements for participation generally are the same as provided under Article III, except that members who are Regular Drivers are eligible to participate as of the date that they first perform an Hour of Service.

          2.      Saint Paul Pioneer Press IAM District 77 Machinists Union - Members are eligible to participate in the Plan as of the first day of the month following date that they first perform an Hour of Service.

          3.     Saint Paul Pioneer Press Minneapolis-St. Paul Mailers Union No. 4 - Members are eligible to participate in the Plan as of the first day of the month following date that they first perform an Hour of Service.

          4.     Saint Paul Pioneer Press GCIU Local 29C Pressmen - Members are eligible to participate in the Plan as of the first day of the month following date that they first perform an Hour of Service.

E.2     Vesting of Employer Contributions.  Notwithstanding anything to the contrary in Section 6.2, Participants who are members of the following unions vest in the portion of their Accounts attributable to Employer Nonelective Contributions in the manner described below:

          1.     Philadelphia Newspapers, Inc. IBT Local #628 Drivers - 100% immediate.

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          2.     Philadelphia Newspapers, Inc. Security Union - 100% immediate.

          3.     Saint Paul Pioneer Press IAM District 77 Machinists Union - 100% immediate.

          4.     Saint Paul Pioneer Press GCIU Local 29C Pressmen - 100% immediate.

          5.     Saint Paul Pioneer Press Mailers Minneapolis-St. Paul Mailers Union No. 4  - 100% immediate.

E.3     After-tax Savings.  Notwithstanding anything to the contrary in Section 4.1(2), Participants who are members of the following unions may not elect to have a portion of their Compensation contributed to the Plan as After-tax Savings:

          1.     Detroit Free Press Newspaper Guild Local 22

          2.     San Jose Local 98 Newspaper Guild (San Jose Mercury News)

          3.     IBT Local 296 Drivers (San Jose Mercury News)

          4.     GCIU Local 4 Pressmen and PrePress Workers (San Jose Mercury News)

          5.     IBT Local 15 Mailers (San Jose Mercury News)

          6.     CWA Local 21 Composers (San Jose Mercury News)

E.4.     Employer Matching Contributions.  Notwithstanding anything to the contrary in Section 4.2, Employer Matching Contributions shall not be made on behalf of Participants who are members of the following unions:

1.	Detroit Free Press Newspaper Guild Local 22

2.	San Jose Local 98 Newspaper Guild (Monterey County Herald)

3.	San Francisco Web Pressmen and PrePress Workers Union #4 (Monterey County Herald)

4.	CWA Local #14199 Printing, Publishing, & Media Workers (Composers, Computer Engineers, and Electrical Technicians of Philadelphia Newspapers, Inc.)

5.	IAM District Lodge #1 Machinists (Philadelphia Newspapers, Inc.)

6.	IAM District Lodge #447 Garage Mechanics (Philadelphia Newspapers, Inc.)

7.	IBT Local #169 Paper Storage (Philadelphia Newspapers, Inc.)

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          8.     IBT Local #628 Porters and Drivers (Philadelphia Newspapers, Inc.)

          9.     IBT Local #1414 Newspaper & Magazine Employees (Mailers) (Philadelphia Newspapers, Inc.)

E.5     Employer Nonelective Contributions.  Pursuant to Section 4.3, the Employer shall make Employer Nonelective Contributions on behalf of Participants who are members of the following unions in the amounts described below.  Notwithstanding anything to the contrary in Section 5.2, and except as described below, such contributions shall be invested in accordance with the Participant’s investment direction:

          1.     Philadelphia Newspapers, Inc. IBT Local #628 Drivers. The Employer shall contribute $3.60 per shift for each Participant who is a Regular Driver.

          2.     Philadelphia Newspapers, Inc. Security Union. The Employer shall contribute $0.896 per hour for each Participant who is a Security Union member.

          3.     Saint Paul Pioneer Press IAM District 77 Machinists Union. The Employer shall contribute $3.00 per shift, up to 260 shifts per Plan Year, for each Participant who is a Machinists Union member.  Such contributions shall be invested in the Knight Ridder Stock Fund.

          4.     Saint Paul Pioneer Press Minneapolis-St. Paul Mailers Union No. 4. The Employer shall contribute $3.00 per shift, up to 260 shifts per Plan Year, for each Participant who is a Mailer.  Such contributions shall be invested in the Knight Ridder Stock Fund.

          5.     Saint Paul Pioneer Press GCIU Local 29C Pressmen. The Employer shall contribute $3.00 per shift, up to 260 shifts per Plan Year, for each Participant who is a Machinist.  Such contributions shall be invested in the Knight Ridder Stock Fund.  In addition, the Employer shall contribute 2% of the appropriate day-shift scale as a Nonelective Contribution to the Plan. Such contributions shall be invested in accordance with the Participant's investment direction.

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